FILE NO. 333-119658

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   AMENDMENT 4

                                     to the

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              NEWAVE, INCORPORATED


                 (Name of small business issuer in its charter)


   Utah                               5960                     87-0520575
  -------                          ----------                   ----------
(State  or  jurisdiction    (Primary  Standard  Industrial  (I.R.S.  Employer
of  incorporation  or       Classification  Code  Number)   Identification
Organization                                                     No.)

                404 EAST 1ST STREET, #1345, LONG BEACH, CA 90802
                            Telephone: (562) 983-5331
          (Address and telephone number of principal executive offices)

                404 EAST 1ST STREET, #1345, LONG BEACH, CA 90802
                            Telephone: (562) 983-5331
     (Address of principal place of business or intended principal place of business)

                                  Michael Hill
                             Chief Executive Officer
                           404 EAST 1ST STREET, #1345
                              LONG BEACH, CA 90802
                            Telephone: (562) 983-5331

                                    COPY TO:
                              Amy M. Trombly, Esq.
                              Trombly Business Law
                             1163 Walnut St., Ste. 7
                                Newton, MA 02461
                            Telephone: (617) 243-0060
                               Fax: (309) 406-1426

            (Name, address and telephone number of agent for service)

   Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.


                                   PROSPECTUS
                              NEWAVE, INCORPORATED
                     OFFERING UP TO 3,770,801 COMMON SHARES

This prospectus relates to the resale of up to 3,770,801 shares of our common stock, which represents 33% of our outstanding securities, by current shareholders and Preston Capital Partners, LLC, who will become a stockholder pursuant to a "put right" under an Investment Agreement, also referred to as an Equity Line of Credit, that we have entered into with Preston Capital Partners. A "put right" permits us to require Preston Capital Partners to buy shares pursuant to the terms of the Investment Agreement. That Investment Agreement permits us to "put" up to $4.5 million in shares of our common stock to Preston Capital Partners. We are not selling any securities in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of securities pursuant to our exercise of the put right under the Investment Agreement with Preston Capital Partners, and the possible future exercise of the warrants held by Dutchess Private Equities Fund and eFund Capital Partners. All costs associated with this registration will be borne by us.

The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board or in negotiated transactions during the term of this offering. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol NWAV.OB. On December 28, 2004, the last reported sale price of our common stock was $3.90 per share.

Preston Capital Partners and Legacy Trading Co., LLC are "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with the resale of our common stock under the Investment Agreement. Preston Capital Partners will pay us 98% of the lowest closing best bid price of our common stock during the five consecutive trading day period immediately following the date of our notice to them of our election to put shares pursuant to the Equity Line of Credit. The shares held by Dutchess Private Equities Fund, Dutchess Private Equities Fund II, eFund Capital Partners, eFund Small Cap Fund, Jennifer Strohl, Dominic Bohnett, Shirley Oaks and Sharon Paugh were issued by us pursuant to debenture agreements entered into between us and the above listed parties. The debentures are convertible into our common stock at the lesser of 75% of the lowest closing bid price of the common stock during the fifteen full trading days prior to the conversion date or 100% of the average of the five lowest closing bid prices of the common stock for the thirty trading days immediately following the first reverse split in the stock price. The shares held by Robert Gleckman, Pacific Shore Investments, Luminary Ventures and Marketbyte, were issued by us pursuant to consulting agreements with them. The shares held by Michael Hill, Jeremiah Soria, Aaron Gravitz, Todd Hill, and
Jonathon  Moysich  and  Dutchess  Advisors  were  Founders'  Shares.

                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
     YOU SHOULD PURCHASE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 6.

You should rely only on the information provided in this prospectus or any supplement to this prospectus and information incorporated by reference. We have not authorized anyone else to provide you with different information. Neither the delivery of this prospectus nor any distribution of the shares of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. It is a criminal offense to make any representation to the contrary.

Subject  to  Completion,  the  date  of  this  prospectus  is  February 2, 2005.


                                TABLE  OF  CONTENTS

PROSPECTUS  SUMMARY                                                         3
RISK  FACTORS                                                               6
USE  OF  PROCEEDS                                                          11
DILUTION                                                                   12
SELLING  SECURITY  HOLDERS                                                 13
PLAN  OF  DISTRIBUTION                                                     14
LEGAL  PROCEEDINGS                                                         15
DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS  AND  CONTROL  PERSONS         15
SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT      16
DESCRIPTION  OF  SECURITIES                                                18
INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL                                 18
DISCLOSURE  OF  COMMISSION  POSITION  OF  INDEMNIFICATION  FOR  SECURITIES
ACT  LIABILITIES                                                           18
CAUTIONARY  STATEMENT  CONCERNING  FORWARD-LOOKING  STATEMENTS             18
DESCRIPTION  OF  BUSINESS                                                  18
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OR  PLAN  OF  OPERATION           23
DESCRIPTION  OF  PROPERTY                                                  26
CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS                         26
MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS            29
EXECUTIVE  COMPENSATION                                                    29
FINANCIAL STATEMENTS                                               F-1 - F-19




                               PROSPECTUS SUMMARY

The following information is a summary of the prospectus. You should read the entire prospectus carefully, including the financial statements and the notes relating to the financial statements.

Our unaudited financial statements for the nine month quarter ended September 30, 2004, reflect a net loss of ($3,344,334) and negative cash flows from operations of ($747,991). We predict that we will need $3.5 million over the next twelve months to effectuate our business plan. We have raised capital by issuing convertible debentures and anticipate that we will continue to be able to do so in the foreseeable future. We believe this will generate the additional cash required to fund our operations and allow us to meet our obligations. We are currently raising capital by issuing convertible debentures and plans to raise money through our Equity Line of Credit. We believe this will generate the additional cash required to fund our operations and allow us to meet our obligations.

However, financing may not be available in amounts or on terms acceptable to us, if at all. If we cannot raise funds on acceptable terms, or achieve positive cash flow, we may be forced to curtail operations or may ultimately cease to exist.

We incorporated in the State of Utah on March 11, 1994 as Utah Clay Technologies, Inc. On December 23, 2003, we changed our name to NeWave, Inc. We acquired our operating subsidiary, Onlinesupplier.com, on January 15, 2004.

Through our wholly-owned subsidiary, Onlinesupplier.com, we offer a comprehensive line of products and services at wholesale prices through our online club membership. Additionally, our technology allows both large complex organizations and small stand-alone businesses to create, manage, and maintain effective website solutions for eCommerce.

Our integrated suite of electronic commerce products enables individuals and businesses to conduct electronic commerce over the Internet at affordable price levels. Our products integrate transaction processing, accounting and financial systems, customer relationship management, advertising, merchant processing and a wide array of wholesale products. Our suite of products is accessed by our customers through our online club membership. Through our membership program, we charge our members a monthly fee for unlimited access to our products and services.

Our  website  offers  wholesale  merchandise  in  categories  such  as:

-  Consumer  Electronics
-  Home,  Garden  and  Outdoor  Living  Products
-  Kitchenware  and  Housewares
-  Sports  and  Outdoor  Equipment
-  Automobile  Accessories
-  Tools  and  Hardware
-  Jewelry
-  Travel  Accessories

Furthermore, our online membership program provides the following services and capabilities:

-  Automated  Webstore  Generation  and  Customization
-  Web  Hosting
-  Merchant  Processing  Capabilities
-  Domain  Name  Registration
-  Online  Training  Modules

We are a publicly traded company, which trades on the Over-the-Counter Bulletin Board of the National Quotation Service under the ticker symbol "NWAV.OB"

                                HOW TO CONTACT US

The address of our principal executive office is 404 East 1st Street, #1345, Long Beach, California 90802. Our telephone number is (562) 983-5331. Our website addresses are www.newave-inc.com and onlinesupplier.com. Information contained on our websites do not constitute part of this report and should not be used to hyperlink to our website.

                                        3

                        SALES BY OUR SELLING STOCKHOLDERS

This prospectus relates to the resale of up to 3,770,801 shares of our common stock by Dutchess Private Equities Fund, Dutchess Private Equities Fund II, Dutchess Advisors, eFund Capital Partners, eFund Small Cap Fund, Preston Capital Partners, Michael Hill, Marketbyte, Luminary Ventures, Robert Gleckman, Pacific Shore Investments, Jennifer Strohl, Sharon Paugh, Aaron Gravitz, Dominic Bohnett, Jeremiah Soria, Todd Hill, Shirley Oaks and Jonathon Moysich. Preston Capital Partners will become a stockholder pursuant to a "put right" under an Investment Agreement. The table below sets forth the shares that we are registering pursuant to the Registration Statement to which this prospectus is a part:

Stockholder                                     Number  of
                                                Shares(1)
---------------------------------------------   ------------------
Dutchess Private Equities Fund, LP                595,300  shares
Dutchess Private Equities Fund II, LP             716,471  shares
Dutchess Advisors, LLC                            200,000  shares
Preston Capital Partners, LLC                   1,014,000  shares
eFund Capital Partners, LLC                       489,706  shares
eFund Small Cap Fund, LP                          158,824  shares
Michael Hill                                      125,000  shares
Marketbyte, LLC                                   125,000  shares
Luminary Ventures                                  50,000  shares
Robert Gleckman                                    25,000  shares
Pacific Shore Investments, LLC                     25,000  shares
Jennifer Strohl                                    28,000  shares
Sharon Paugh                                       10,000  shares
Aaron Gravitz                                      25,000  shares
Dominic Bohnett                                   113,500  shares
Jeremiah Soria                                      5,000  shares
Todd Hill                                          10,000  shares
Jonathon Moysich                                    5,000  shares
Shirley Oaks                                       50,000  shares
Total  common  stock being  registered          3,770,801  shares

                                  THE OFFERING


Common  stock  offered             3,770,801  shares

Use  of  proceeds                  We will not receive any proceeds from  the
                                   sale by the selling stockholders of our common stock. We will receive proceeds from our Investment Agreement with Preston Capital
                                   Partners and the possible exercise of warrants by Dutchess Private Equities Fund II and eFund Capital Partners. The proceeds from our exercise of the put right pursuant to the Investment Agreement will be used for general corporate and working capital purposes or other appropriate uses as approved by our Board of Directors. See "Use of Proceeds."

Symbol  for  our  common  stock     Our  common  stock  trades  on  the
                                    OTCBB  Market  under  the  symbol
                                    "NWAV.OB"


                                       4

                              INVESTMENT AGREEMENT

The Investment Agreement we have with Preston Capital Partners allows us to "put" to Preston Capital Partners up to $4,500,000. The purchase price for our common stock identified in the put notice shall be equal to 98% of the lowest closing best bid price of our common stock during the five days after we deliver the put notice to Preston Capital Partners. We can initiate a new put after we close on the prior put.

Preston Capital Partners will only purchase shares when we meet the following conditions:

- a registration statement has been declared effective and remains effective for the resale of the common stock subject to the Equity Line;
- our common stock has not been suspended from trading for a period of five consecutive trading days and we have not been notified of any pending or threatened proceeding or other action to delist or suspend our common stock;
- we have complied with our obligations under the Investment Agreement and the Registration Rights Agreement;
- no injunction has been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of our common stock;
- the issuance of the common stock will not violate the shareholder approval requirements of the Over The Counter Bulletin Board

The  Investment Agreement will terminate when any of the following events occur:
- Preston Capital Partners has purchased an aggregate of $4,500,000 of our common stock;
-    36  months  after  the  SEC declares this registration statement effective.

            OUR CAPITAL STRUCTURE AND SHARES ELIGIBLE FOR FUTURE SALE

Shares of common stock outstanding as of September 30, 2004                    11,295,039

Shares of common stock potentially issuable upon
exercise of the put right to Preston Capital Partners                           1,000,000

Shares of common stock potentially issuable upon
conversion of debentures to Preston Capital Partners                               14,000

Shares of common stock potentially issuable to
Dutchess Private Equities Fund                                                    595,300

Shares of common stock potentially issuable to
Dutchess Private Equities Fund II                                                 706,471

Shares of common stock potentially issuable to
eFund Capital Partners                                                            479,706

Shares of common stock potentially issuable to
eFund Small Cap Fund                                                              158,824

Shares of common stock potentially issuable to
Jennifer Strohl                                                                    28,000

Shares of common stock potentially issuable to
Sharon Paugh                                                                       10,000

Shares of common stock potentially issuable to
Dominic Bohnett                                                                   113,500

Shares of common stock potentially issuable to
Shirley Oaks                                                                       50,000
                                                                             ------------

Total                                                                          14,350,840


For the purpose of determining the number of shares subject to registration with the Securities and Exchange Commission, we have assumed that we will issue not more than 1,000,000 shares pursuant to the exercise of our put right under the Investment Agreement, although the number of shares that we will actually issue pursuant to that put right may be more than or less than 1,000,000, depending on the trading price of our common stock. We currently have no intent to exercise the put right in a manner that would result in our issuance of more than 1,000,000 shares, but if we were to exercise the put right in that manner, we would be required to file a subsequent registration statement with the Securities and Exchange Commission and for that registration statement to be deemed effective prior to the issuance of any such additional shares.

You should be aware that there is an inverse relationship between our stock price and the number of shares we may be required to issue pursuant to the convertible debentures we issued to Dutchess Private Equities Fund. If our stock price declines, we will be required to issue a greater number of shares if Dutchess Private Equities Fund converts the debentures into common stock.

You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued pursuant to our Investment Agreement with Preston Capital Partners. If our stock price declines, we will be required to issue a greater number of shares under the Investment Agreement for a given advance. This inverse relationship is demonstrated by the table below, which shows the number of shares to be issued under the Investment Agreement at a price of $3.88 per share per share and 25%, 50% and 75% discounts to that price.


                                        5


Offering price:  $3.88                75%           50%           25%             -
Discount                               2%            2%            2%             2%
PURCHASE PRICE:(1)                   $0.95         $1.90         $2.85         $3.80
NO.  OF SHARES:(2)               4,733,852     2,366,926     1,577,951     1,183,463
TOTAL OUTSTANDING:(3)           16,028,891    13,661,965    12,872,990    12,478,502
PERCENT OUTSTANDING:(4)              29.5%          17.3%        12.3%          9.5%

(1)  Represents a recent  market  price.

(2) Represents the number of shares of common stock to be issued at the prices set forth in the table to generate $4.5 million in gross proceeds.

(3) Represents the total number of shares of common stock outstanding after the issuance of the shares, assuming no issuance of any other shares of common stock.

(4) Represents the shares of common stock to be issued as a percentage of the total number shares of common stock outstanding (assuming no exercise or conversion of any options, warrants or other convertible securities).

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, other information included in this prospectus and information in our periodic reports filed with the SEC. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected, and you may lose some or all of your investment.

                            RISKS ABOUT OUR BUSINESS

 IF WE CANNOT OBTAIN ADDITIONAL FINANCING, WE MAY HAVE TO CURTAIL OPERATIONS AND MAY
ULTIMATELY  CEASE  TO  EXIST.

Our unaudited financial statements for the nine months ended September 30 2004, reflect a net loss of ($3,344,334) and negative cash flows from operations of ($747,991). These conditions require sufficient additional funding or alternative sources of capital to meet our working capital needs. We have raised capital by issuing convertible debentures and anticipate that we will continue to be able to do so in the foreseeable future. However, financing may not be available in amounts or on terms acceptable to us, if at all. If we cannot raise funds on acceptable terms, or achieve positive cash flow, we may be forced to curtail operations or may ultimately cease to exist.

WE HAVE AN ACCUMULATED DEFICIT AND MAY INCUR ADDITIONAL LOSSES, THEREFORE WE MAY NOT BE ABLE TO MEET OUR DEBT SERVICE OBLIGATIONS.

As of September 30, 2004, we had liabilities of $1,751,604. We make annual or semi-annual interest payments on the debt under our convertible notes, which are due in 2008 and 2009. Our debt could limit our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, or other purposes in the future, as needed, to plan for, or react to, changes in technology and in our business and competition, and to react in the event of an economic downturn.

We may not be able to meet our debt service obligations. If we are unable to generate sufficient cash flow or obtain funds for required payments, or if we fail to comply with covenants in our debt, we will be in default.

WE FACE INTENSE COMPETITION, WHICH MAY REDUCE OUR SALES, OPERATING PROFITS, OR BOTH.

The market segments in which we compete are rapidly evolving and intensely competitive. We have many competitors in different industries, including both the retail and eCommerce services industries.

Many of our current and potential competitors such as SMC and Bargain.com have longer operating histories, larger customer bases, greater brand recognition, and significantly greater financial, marketing, and other resources than we have. They may be able to secure merchandise from vendors on more favorable terms and may be able to adopt more aggressive pricing policies. Competitors in both the retail and eCommerce service industries also may be able to devote more resources to technology development and marketing than we do.

Competition in the eCommerce channel may intensify. Other companies in the retail and eCommerce service industries may enter into business combinations or alliances that strengthen their competitive positions. As various Internet market segments obtain large, loyal customer bases, participants in those segments may expand into the market segments in which we operate. In addition, new and expanded Web technologies may further intensify the competitive nature of online retail. The nature of the Internet as an electronic marketplace facilitates competitive entry and comparison shopping and renders it inherently more competitive than conventional retailing formats. This increased competition may reduce our sales, operating profits, or both.

                                        6


WE DEPEND ON OUR RELATIONSHIPS WITH THIRD PARTIES, THE LOSS OF WHICH MAY RESULT IN LOSS OF CUSTOMERS.

We depend on our merchant and banking relationships, as well as strategic relationships with third parties, who provide payment processing to all our customers. Failure of these financial institutions and third parties to continue to provide services in a satisfactory way to our customers could result in our loss of the business of the merchants to whom we sell products and services. If these financial institutions and third parties do not continue to provide services to our customers, we may not be able to find other third party service providers. In that instance, our customers may terminate their agreements with us and move their business to our competitors, which could adversely affect on our revenues and earnings.

IF  WE  CANNOT  PASS  ALONG  INCREASED  FEES  FROM  VISA  AND  MASTERCARD TO OUR
CUSTOMERS, WE WILL HAVE TO ABSORB THE INCREASES WHICH WOULD INCREASE OUR OPERATING COSTS AND REDUCE OUR PROFIT MARGIN.

From time to time VISA and MasterCard increase the fees that they charge processors. We may attempt to pass these increases along to our merchant customers, but this might result in the loss of those customers to our competitors who do not pass along the increases. Our revenues from merchant account processing are dependant upon our continued merchant relationships which are highly sensitive and can be canceled if customer charge-backs escalate and generate concern that the company has held back sufficient funds in reserve accounts to cover these charge-backs. Cancellation by our merchant providers would most likely result in the loss of new customers and lead to a reduction in our revenues.

WE DEPEND ON CERTAIN CUSTOMERS AND IF WE LOSE ONE OF OUR SIGNIFICANT CUSTOMERS, OUR REVENUES MAY SUBSTANTIALLY DECREASE AND OUR BUSINESS MAY FAIL.

We sell a substantial portion of our product to one customer, Memberworks, Inc., which makes up approximately 12% of our revenue. During the period ended December 31, 2003, sales to that customer totaled $138,820. At December 31, 2003, amounts due from that customer included in trade accounts receivable were $93,714. If this customer stops generating orders for us altogether, and we are unable to obtain comparable orders from other customers, our revenues would decrease.

WE RELY ON CO-MARKETING ALLIANCES TO GENERATE ADDITIONAL REVENUE FROM OUR EXISTING CUSTOMERS.

We have co-marketing arrangements with strategic partners in which we agree to market their services to our existing customers. These "upsell" services account for approximately 47% of our total current revenue. If these partners either fail provide to adequate services to our customers or decline to renew our agreements, our gross revenue could decline which would effect our overall financial stability.

WE MAY EXPERIENCE BREAKDOWNS IN OUR HOSTING SERVICES, INFRASTRUCTURE OR PAYMENT PROCESSING SYSTEMS, WHICH MAY EXPOSE US TO LIABILITIES AND CAUSE CUSTOMERS TO ABANDON OUR PRODUCTS AND SERVICES.

We may experience interruption in hosting service due to upgrades being implemented into hosting software. In addition interruption in service, transmission downtime, and or outages may be cause at the wholesale communication distribution level (i.e. Verizon). This may expose us to liability, which may cause customers to abandon our service.

We would be unable to deliver our payment processing services or hosting services if our system infrastructures break down or are otherwise interrupted. Events that could cause system interruptions are:
-Acts of God such as fire or earthquakes, -power loss,
-terrorist  attacks,
-telecommunications  failure,
-unauthorized  entry  by  hackers,  or
-other  events.

Although we regularly back up data from operations and take other measures to protect against loss of data, there is still some risk that our services may breakdown or we will lose data. Despite the security measures we maintain, our infrastructure may be vulnerable to computer viruses, hackers, rouge employees or other sources of disruption. Any problem of this nature could result in significant liability to customers or financial institutions and also may deter potential customers from using our services. We attempt to limit this sort of liability through back-up systems, contractual provisions, insurance, and other security measures. However, these contractual limitations on liability may not be enforceable, and our insurance coverage may not be adequate to cover all liabilities we might sustain. Also, a breach of our e-commerce security measures could reduce demand for our services. The e-commerce industry is intensely focused on the need for Internet security, particularly with respect to the transmission and storage of confidential personal and financial data. Any compromise or elimination of our security could erode customer confidence in our systems and could result in lower demand for our services or possible litigation.


                                        7

IF WE ARE UNSUCCESSFUL IN MAKING, INTEGRATING, AND MAINTAINING COMMERCIAL AGREEMENTS, STRATEGIC ALLIANCES, AND OTHER BUSINESS RELATIONSHIPS, THEN OUR BUSINESS COULD SUFFER.

Our business plan contemplates that we will enter into commercial agreements, strategic alliances, and other business relationships with third parties. We have entered into agreements to provide eCommerce services to other businesses and we plan to enter into similar agreements in the future. Under these agreements, we may perform services such as: providing our technology services such as search, browse, and personalization; permitting other businesses and individuals to offer products or services through our websites; and powering third-party websites, either with or without providing accompanying fulfillment services. These arrangements are complex and require substantial personnel and resource commitments by us, which may constrain the number of agreements we are able to enter into and may affect our ability to integrate and deliver services under the relevant agreements. If we fail to implement, maintain, and successfully develop the various components of these commercial relationships, which may include fulfillment, customer service, inventory management, tax collection, payment processing, licensing of third party software, hardware, and content, and engaging third parties to perform hosting and other services, these initiatives may not be viable and cause the company to be in default of agreement or planned compensationThe amount of compensation we receive under certain of these agreements is dependent on the volume of sales that the other company makes. Therefore, if the other business's website or product or services offering is not successful, we may not receive all of the compensation we are otherwise due under the agreement, which may cause substantial loss of revenue, or may not be able to maintain the agreement. Moreover, we may not be able to succeed in our plans to enter into additional commercial relationships and strategic alliances on favorable terms, which will not enable us to stay competitive with in the industry.

As our commercial agreements expire or otherwise terminate, we may be unable to renew or replace these agreements on comparable terms, or at all. In the past, we amended several of our commercial agreements to reduce future cash proceeds to be received by us, shorten the term of our commercial agreements, or both. Some of our agreements involve high margin services, such as marketing and promotional agreements, and as these agreements expire they may be replaced, if at all, by agreements involving lower margin services. In addition, several past commercial agreements were with companies that experienced business failures and were unable to meet their obligations to us. We may in the future enter into further amendments of these agreements or encounter other parties that have difficulty meeting their contractual obligations to us, which could adversely affect our operating results.

IF WE LOSE KEY SENIOR MANAGEMENT PERSONNEL OUR BUSINESS COULD BE NEGATIVELY AFFECTED.

We depend on the continued services and performance of our senior management and other key personnel, particularly Michael Hill, our Chief Executive Officer and Director. Mr. Hill has been the primary employee involved in the integration of our subsidiaries Online Supplier and Auction Liquidator. We do not have "key person" life insurance policies. The loss of any of our executive officers or other key employees could harm our business.

IF OUR WEBSITES ARE NOT CONTINUALLY AVAILABLE TO OUR CUSTOMERS AND THE PUBLIC OR THERE IS LACK OF INTEGRATION AND REDUNDANCY IN OUR SYSTEMS, OUR SALES MAY DECREASE.

Customer access to our websites directly affects the volume of goods we sell and the services we offer and thus affects our net sales. We experience occasional system interruptions that make our websites unavailable or prevent us from efficiently fulfilling orders or providing services to third parties, which may reduce our net sales and the attractiveness of our products and services. If we are unable to continually add additional software and hardware and upgrade in an effective manner our systems and network infrastructure, it could cause system interruptions that adversely affect our operating results.

Our websites could be damaged or interrupted by fire, flood, power loss, telecommunications failure, acts of war or terrorism, acts of God, computer viruses, physical or electronic break-ins, and similar events or disruptions. Any of these events could result in website interruption and delays that could prevent us from accepting and fulfilling customer orders.

If our websites are not continually available to our customers and the public or there is a lack of integration and redundancy in our system, our sales may decrease. We may experience interruption in hosting service due to upgrades, communication downtime, and or outages at the wholesale communication distribution level (i.e. Verizon). This may expose us to liability, which may cause customers to abandon our service. Some of our customers are acquired via Internet advertising and interruption in service may extend a decrease in gross sales.

Should these problems occur, it would make our product offerings less attractive to our customers and our service offerings less attractive to third parties. While we do have backup systems for certain aspects of our operations, our systems are not fully redundant and our disaster recovery planning may not be sufficient for all eventualities. In addition, we may have inadequate insurance coverage or insurance limits to compensate us for losses from a major interruption. If any of this were to occur, it could damage our reputation and be expensive to remedy.

                                        8


WE COULD BE LIABLE IF WE FAIL TO MITIGATE BREACHES OF SECURITY ON OUR WEBSITE AND FRAUDULENT ACTIVITIES OF USERS OF OUR PAYMENTS PROGRAM, WHICH COULD INCREASE OUR EXPENSES AND LOWER OUR OPERATING RESULTS.

A fundamental requirement for eCommerce is the secure transmission of confidential information over public networks. Although we have developed systems and processes that are designed to protect consumer information and prevent fraudulent credit card transactions and other security breaches, failure to mitigate fraud or breaches may adversely affect our operating results. The law relating to the liability of providers of online payment services is currently unsettled. We guarantee payments made through our payments program available to sellers on Marketplace and certain other programs up to certain limits for buyers, and we may be unable to prevent users from fraudulently collecting payments when goods may not be shipped to a buyer. As our payments program grows, our liability risk will increase. Any costs we incur as a result of liability because of our payments program's guarantee or otherwise could harm our business. In addition, the functionality of our payments program depends on certain third-party vendors delivering services. If these vendors are unable or unwilling to provide services, our payments program and our businesses that use it may not be viable.

We could be liable if we fail to mitigate breaches of security on our website and fraudulent activities of users of our payments program, which could increase our expenses and lower our operating results. If an individual or group were to take unauthorized control of our hosting servers to generate "spam" or any other example of fraudulent activity, this could cause situation-specific Internet service providers "ISP(s)" to block communications with our Internet service provider not allowing for communications with customers being serviced by the above referenced "ISP(s)".


                              RISKS TO OUR INDUSTRY

IF GOVERNMENT REGULATION OF THE INTERNET AND ECOMMERCE RESULTS IN UNFAVORABLE CHANGES, OUR BUSINESS COULD BE HARMED.

We are subject to general business regulations and laws, as well as regulations and laws specifically governing the Internet and eCommerce. Existing and future laws and regulations may impede the growth of the Internet or other online services. These regulations and laws may cover taxation, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, the provision of online payment services, broadband residential Internet access, and the characteristics and quality of products and services. It is not clear how existing laws governing issues such as property ownership, sales and other taxes, libel, and personal privacy apply to the Internet and eCommerce. Unfavorable resolution of these issues may harm our business. On November 11, 2004 the Federal Communications Commission ruled that providers of Internet-based phone call services fall under jurisdiction of the federal government and cannot be regulated by states. We executed an agreement with an Internet-based phone call services provider
VoiceGlo to resell their Internet-based telephony service to our customers. It is currently unclear how the Federal Communications Commission ruling will affect our business.

WE MAY BE SUBJECT TO LIABILITY FOR PAST SALES, THEREFORE DECREASING OUR FUTURE SALES

In accordance with current industry practice, we do not collect sales taxes or other taxes with respect to shipments of most of our goods into states other than California. Our fulfillment center and customer service center networks, and any future expansion of those networks, along with other aspects of our evolving business, may result in additional sales and other tax obligations. One or more states or foreign countries may seek to impose sales or other tax collection obligations on out-of-jurisdiction companies that engage in eCommerce. A successful assertion by one or more states or foreign countries that we should collect sales or other taxes on the sale of merchandise or services could result in substantial tax liabilities for past sales, decrease our ability to compete with traditional retailers, and otherwise harm our business.

Currently, decisions of the U.S. Supreme Court restrict the imposition of obligations to collect state and local sales and use taxes with respect to sales made over the Internet. However, a number of states, as well as the U.S. Congress, have been considering various initiatives that could limit or supersede the Supreme Court's position regarding sales and use taxes on Internet sales. If any of these initiatives addressed the Supreme Court's constitutional concerns and resulted in a reversal of its current position, we could be required to collect sales and use taxes in states other than California. The imposition by state and local governments of various taxes upon Internet commerce could create administrative burdens for us and could increase our costs and decrease our future sales.

IF WE DO NOT ADAPT QUICKLY ENOUGH TO CHANGING CUSTOMER REQUIREMENTS AND INDUSTRY STANDARDS, OUR EXISTING WEBSITES MAY BECOME OBSOLETE.

Technology in the eCommerce industry changes rapidly. We may not be able to adapt quickly enough to changing customer requirements and preferences and industry standards. Competitors often introduce new products and services with new technologies. These changes and the emergence of new industry standards and practices could render our existing websites and proprietary technology obsolete.

                                        9


                     RISKS ABOUT OUR STOCK AND THIS OFFERING

IF WE SELL SECURITIES PURSUANT TO OUR INVESTMENT AGREEMENT WITH PRESTON CAPITAL PARTNERS, THEN EXISTING STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION.

The sale of shares pursuant to our Investment Agreement with Preston Capital Partners may have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price at the time we exercise our put option, the more shares we will have to issue to Preston Capital Partners to draw down on the full equity line with Preston Capital Partners. For example, at 25%, 50%, and 75% discounts to our current stock price, we would be required to issue Preston Capital Partners 1,577,951, 2,366,926, and 4,733,852 shares respectively. If our stock price decreases, then our existing stockholders would experience greater dilution.

PRESTON CAPITAL PARTNERS WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK, WHICH COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

Our common stock to be issued under our agreement with Preston Capital Partners will be purchased at a 2% discount to the lowest closing best bid price for the five days immediately following our notice to Preston Capital Partners of our election to exercise our put right. Preston Capital Partners has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit between the discounted price and the market price. If Preston Capital Partners sells our shares, the price of our stock could decrease. If our stock price decreases, Preston Capital Partners may have a further incentive to sell the shares of our common stock that it holds. The discounted sales under our agreement with Preston Capital Partners could cause the price of our common stock to decline.

WE MUST COMPLY WITH PENNY STOCK REGULATIONS, WHICH COULD EFFECT THE LIQUIDITY AND PRICE OF OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Prior to a transaction in a penny stock, a broker-dealer is required to:

-  Deliver  a  standardized  risk  disclosure  document  prepared  by  the  SEC;

- Provides the customer with current bid and offers quotations for the penny stock;

- Explain the compensation of the broker-dealer and its salesperson in the transaction;

- Provide monthly account statements showing the market value of each penny stock held in the customer's account;

- Make a special written determination that the penny stock is a suitable investment for the purchaser and receives the purchaser's executed acknowledgement of the same; and

-  Provide  a  written  agreement  to  the  transaction.

These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock. Because our shares are subject to the penny stock rules, you may find it more difficult to sell your shares.

OUR SECURITIES HAVE BEEN THINLY TRADED ON THE OVER-THE-COUNTER BULLETIN BOARD, WHICH MAY NOT PROVIDE LIQUIDITY FOR OUR INVESTORS.

Our securities are quoted on the Over-the-Counter Bulletin Board. The Over-the-Counter Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASDAQ Stock Market or national or regional exchanges. Securities traded on the Over-the-Counter Bulletin Board are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The Securities and Exchange Commission's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the Over-the-Counter Bulletin Board. Quotes for stocks included on the Over-the-Counter Bulletin Board are not listed in newspapers. Therefore, prices for securities traded solely on the Over-the-Counter Bulletin Board may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price. Investors must contact a broker-dealer to trade over-the-counter bulletin board securities. As a result, you may not be able to buy or sell our securities at the times that you may wish.

Even though our securities are quoted on the Over-the-Counter Bulletin Board, the Over-the-Counter Bulletin Board may not permit our investors to sell securities when and in the manner that they wish. Because there are no automated systems for negotiating trades on the Over-the-Counter Bulletin Board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders to buy or sell a specific number of shares at the current market price it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

                                        10


OUR  STOCK  PRICE  IS  HIGHLY  VOLATILE  AND  YOU  MAY  LOSE SOME OR ALL OF YOUR
INVESTMENT

We have a relatively short operating history and, as an eCommerce company, we have a rapidly evolving and unpredictable business model. Trading prices of our common stock may fluctuate in response to a number of events and factors, such as:

-    general  economic  conditions  changes  in  interest  rates

-    conditions  or  trends  in  the  Internet  and  the  eCommerce  industry;

- fluctuations in the stock market in general and market prices for Internet related companies in particular;

-    quarterly  variations  in  operating  results;

- new products, services, innovations, and strategic developments by our competitors or us, or business combinations and investments by our competitors or us;

-    changes  in  Internet  regulation;

- changes in our capital structure, including issuance of additional debt or equity to the public;

-    additions  or  departures  of  key  personnel;

-    corporate  restructurings, including layoffs or closures of facilities; and

-    certain  analyst  reports,  news  and  speculation.

Any of these events may cause our stock price to rise or fall and may adversely affect our business and financing opportunities.

WE DO NOT INTEND TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE; THEREFORE, YOU MAY NEVER SEE A RETURN ON YOUR INVESTMENT.

We do not anticipate the payment of cash dividends on our common stock in the foreseeable future. We anticipate that any profits from our operations will be devoted to our future operations. Any decision to pay dividends will depend upon our profitability at the time, cash available and other factors.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. We will not receive any proceeds from the sale of the shares. However, we will receive proceeds from the sale of our common shares pursuant to our Investment Agreement with Preston Capital Partners. Additionally, we may receive proceeds from the sale of our common shares to Dutchess Private Equities Fund II and eFund Small Cap Fund if Dutchess Private Equities Fund II and eFund Small Cap Fund exercise warrants that they currently hold.

For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Investment Agreement. The Gross Proceeds represent the total dollar amount that Preston Capital Partners is obligated to purchase. The table assumes estimated offering expenses of $25,000.


                                                      Proceeds           Proceeds
                                                        If 100% Sold     If 50% Sold
                                                      -------------      ------------
Gross Proceeds                                         $4,500,000         $2,250,000
Estimated Expenses of the Offering                     $   25,000         $   25,000
                                                      -------------      ------------
Net Proceeds                                           $4,475,000         $2,225,000
                                                      =============      ===========

                                                         Priority           Priority
                                                      -------------      ------------

Working capital and general corporate expenses  1st    $2,000,000         $1,000,000
Expansion of internal operations                2nd    $1,000,000          $500,000
Potential acquisition costs (1)                 3rd    $1,475,000          $725,000
                                                      -------------      ------------
                                                       $4,475,000         $2,225,000
                                                      =============      ===========

(1) From time to time we evaluate opportunities to make acquisitions of assets or businesses that we believe would help us achieve our goal of profitability, but we are not currently negotiating or planning any material acquisitions.


                                        11


Proceeds of the offering which are not immediately required for the purposes described above will be invested in United States government securities, short-term certificates of deposit, money market funds and other high-grade, short-term interest-bearing investments.

We cannot accurately predict when we will receive proceeds pursuant to the warrants because we do not know when the holders will choose to exercise the warrants. It is also possible that the warrants will expire without being exercised.

                                    DILUTION
                                    --------

Our net tangible book value as of September 30, 2004 was ($1,124,894), or ($0.09959) per share of common stock. Net tangible book value is determined by dividing our tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made by the selling stockholders, none of these proceeds will be paid to us, however, the private offering proceeds will be paid to us and our net tangible book value will be positively affected by this offering. Thus, our net tangible book value will be impacted by the common stock to be issued to the six accredited investors. The amount of dilution will depend on the initial shares issued. The following example shows the dilution to new investors at an offering price of $3.88 per share.

If we assume that we were to issue 3,276,500 shares of common stock at an assumed offering price of $3.88 per share, less $25,000 of offering expenses, our net tangible book value as of September 30, 2004 would have been $11,562,926, or $.79353 per share. This represents an immediate increase in net tangible book value to existing shareholders of $.89312 per share and an immediate dilution to new shareholders of $3.08647 per share.


Net tangible book value per share before this offering              ($1,124,894)
Net tangible book value after this offering                          11,562,926
Assumed average public offering price per share                           $3.88
Net tangible book value per share after this offering                   $.79353
Dilution of net tangible book value per share to new investors         $3.08647
Increase in net tangible book value
          per  share  to  existing  shareholders                        $.89312

You should be aware that there is an inverse relationship between our stock price and the number of shares we may be required to issue pursuant to the convertible debentures we issued to Dutchess Private Equities Fund. If our stock price declines, we will be required to issue a greater number of shares if Dutchess Private Equities Fund converts the debentures into common stock.

You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Investment Agreement to Preston Capital Partners. That is, as our stock price declines, we would be required to issue a greater number of shares under the Investment Agreement for a given advance. This inverse relationship is demonstrated by the table below, which shows the number of shares to be issued under the Investment Agreement at a price of $3.88 per share per share and 25%, 50% and 75% discounts to that price.

Offering price:  $3.88                75%           50%           25%             -
Discount                               2%            2%            2%             2%
PURCHASE PRICE:(1)                   $0.95         $1.90         $2.85         $3.80
NO.  OF SHARES:(2)               4,733,852     2,366,926     1,577,951     1,183,463
TOTAL OUTSTANDING:(3)           16,028,891    13,661,965    12,872,990    12,478,502
PERCENT OUTSTANDING:(4)              29.5%          17.3%        12.3%          9.5%

(1)  Represents a recent  market  price.

(2) Represents the number of shares of common stock to be issued at the prices set forth in the table to generate $4.5 million in gross proceeds.

(3) Represents the total number of shares of common stock outstanding after the issuance of the shares, assuming no issuance of any other shares of common stock.

(4) Represents the shares of common stock to be issued as a percentage of the total number shares of common stock outstanding (assuming no exercise or conversion of any options, warrants or other convertible securities).


                                       12

                            SELLING SECURITY HOLDERS

Based upon information available to us as of September 30, 2004, the following table sets forth the name of the selling stockholders, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding shares that the selling stockholders will own after the sale of the registered shares, assuming all of the shares are sold. The information provided in the table and discussions below has been obtained from the selling stockholders. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which they provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

In some cases, the "Shares Being Offered" column will reflect a higher number of shares than the "Ownership Before Offering" column. This occurs when the selling shareholder has not yet received the shares being registered on this registration statement because the selling shareholder holds a warrant or other right to acquire shares of common stock but has not yet exercised that right.

                           Ownership Before Offering  Shares Being Offered  Ownership After Offering(1) Percentage
                                                                                                        Owned After
                                                                                                        The Offering
                                                                                                        (2)
                           -------------------------  --------------------  ------------------------  ---------------------


Dutchess  Private  Equities
  Fund,  LP (3)                      100,000                495,300                     0                0%
Dutchess Private Equities
 Fund II, LP   (3)                    10,000                706,471                     0                0%
Dutchess Advisors, LLC (3)         1,400,000                200,000             1,200,000               11%
Preston Capital Partners, LLC (4)          0              1,014,000 (6)                 0                0%
eFund Capital Partners, LLC (5)    2,010,000                479,706             1,530,294               14%
eFund Small Cap Fund, LP (5)       1,000,000                158,824               841,176              7.4%
Michael Hill (7)                   2,555,000                125,000             2,430,000             22.6%
Marketbyte, LLC (8)                  250,000                125,000               125,000                1%
Luminary Ventures (9)                250,000                 50,000               200,000              2.2%
Robert Gleckman (10)                  50,000                 25,000                25,000                *%
Pacific Shore Investments LLC (11)    50,000                 25,000                25,000                *%
Jennifer Strohl(12)                        0                 28,000                     0                0%
Sharon Paugh (12)                          0                 10,000                     0                0%
Aaron Gravitz (14)                 1,275,000                250,000             1,250,000             11.3%
Dominic Bohnett (13)                  95,500                113,500                95,500                *%
Jeremiah Soria (14)                  148,750                  5,000               143,750              1.3%
Todd Hill (14)                       255,000                 10,000               245,000              2.3%
Jonathon Moysich (14)                  5,000                  5,000                     0                0%
Shirley Oaks (12)                          0                 50,000                     0                0%

* Less than 1%
(1) The numbers assume that the selling stockholders have sold all of the shares offered hereby prior to completion of this Offering.
(2)  Based  on  11,295,039  shares  outstanding  as  of  September  30,  2004.
(3) Two of our directors, Michael Novielli and Douglas Leighton, are the Managing Members of Dutchess Capital Management which is the General Partner of Dutchess Private Equities Fund and Dutchess Private Equities Fund, II. Our director, Theodore Smith, is the Executive Vice President of Dutchess Advisors. Dutchess Advisors and Dutchess Private Equities Fund acquired their shares in connection with our merger with NeWave in January 2004. Dutchess Private Equities Fund II acquired its shares pursuant to an investment agreement. Voting control for Dutchess Advisors, Dutchess Private Equities Fund and Dutchess Private Equities Fund II is held by Mssrs. Leighton and Novielli.
(4) The Managing Member of Preston Capital Partners is John Wykoff. Mr. Wykoff has had no relationship with us within the past three years. Preston will acquire their shares pursuant to the Equity Line of Credit Agreement.
(5) One of our directors and Chief Financial Officer, Barrett Evans is the Managing Partner of eFund Capital Partners. eFund Capital Partners and eFund Small Cap Fund acquired their shares in connection with our merger with NeWave in January 2004. Voting control for eFund Capital Partners and eFund Small Cap Fund is held by Barrett Evans.
(6) Represents shares we may issue as a result of exercising our right to put shares to Preston Capital Partners pursuant to an Equity Line of Credit. Since we are not obligated to use the Equity Line of Credit and the amount of shares that the Company may issue pursuant to the Equity Line is partly based on the future market price of our common stock, we cannot predict with accuracy the actual number of shares we may issue to Preston Capital.
(7) Mr. Hill is our Chief Executive Officer and a Director. Mr. Hill acquired his shares in connection with our merger with NeWave in January 2004.
(8) We have a consulting agreement with Marketbyte. Marketbyte's principal is Larry Isen and its shares were acquired pursuant to a consulting agreement. Mr. Isen has had no prior relationship with us in the past three years.
(9) We have a consulting agreement with Luminary Ventures. Luminary's principals are Larry Donnazetti and Bob Eubanks and its shares were acquired pursuant to a consulting agreement. Mssrs. Donnazetti and Eubanks have had no prior relationship with us in the past three years.
(10) We have a consulting agreement with Mr. Gleckman. Mr. Gleckman's shares were acquired pursuant to a consulting agreement. Mr. Gleckman has had no prior relationship with us in the past three years.
(11) We have a consulting agreement with Pacific Shore Investments. Pacific Shore's principal is Robert Gleckman and its shares were acquired pursuant to a consulting agreement. Mr. Gleckman has had no prior relationship with us in the past three years.
(12) Jennifer Strohl, Sharon Paugh, Shirley Oaks purchased their shares from us. Ms. Strohl, Ms. Paugh and Ms. Oaks are relatives of Mr. Hill.
(13) Dominic Bohnett purchased his shares from us. Mr. Bohnett has had no prior relationship to us within the past three years.
(14) Aaron Gravitz, Jerimiah Soria, Todd Hill and Jonathon Moysich acquired their shares in connection with our merger with NeWave in January 2004. Todd Hill is the brother of our Chief Executive Officer Michael Hill. Mssrs. Gravitz, Soria, Hill and Moysich are employees of ours.


                                        13


                              PLAN OF DISTRIBUTION

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares from time to time:

- in transactions on the Over-the-Counter Bulletin Board or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale; or

- in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

-  at  prices  related  to  such  prevailing  market  prices,  or

-  in  negotiated  transactions,  or

-  in  a  combination  of  such  methods  of  sale;  or

-  any  other  method  permitted  by  law.

The selling stockholders may be deemed underwriters. The selling stockholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

Preston Capital Partners and Legacy Trading Co. and any broker-dealers who act in connection with the sale of its shares are "underwriters" within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal will be deemed to be underwriting discounts, concessions and commissions under the Securities Act. Legacy Trading Co. and any broker-dealers who act in connection with the sale of the shares are registered broker-dealers or associated persons of registered broker-dealers.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling security owners will be governed by the applicable provisions of the Securities and Exchange Act, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholders. All of the foregoing may affect the marketability of our securities.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security owners and any of their affiliates. We have informed the selling stockholders that they may not:

-  engage  in  any  stabilization activity in connection with any of the shares;

-  bid  for  or  purchase any of the shares or any rights to acquire the shares;

- attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act; or

- effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

We have informed the selling stockholders that they must affect all sales of shares in broker's transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal.

In the absence of the registration statement to which this prospectus is a part, certain of the selling stockholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act. We expect to incur approximately $25,000 in expenses related to this registration statement. Our expenses consist mainly of accounting and legal fees.

                                        14


We engaged Legacy Trading Co. as our placement agent with respect to the securities to be issued under the Equity Line of Credit. To our knowledge, Legacy Trading Co. has no affiliation or business relationship with Preston Capital Partners. Legacy Trading Co. will be our exclusive placement agent in connection with the Investment Agreement. Preston Capital Partners shall not be obligated to sell any Securities and this Offering by Legacy Trading Co. shall be solely on a "best efforts" basis. Additionally, Legacy Trading Co. shall render consulting services to us with respect to the Investment Agreement and shall be available for consultation in connection with the advances to be requested by us pursuant to the Investment Agreement. We agreed to pay Legacy Trading Co. 1% of the gross proceeds from each put with an aggregate maximum of $10,000 over the term of our agreement. The Placement Agent agreement terminates when our Investment Agreement with Preston Capital Partners terminates pursuant to the terms of that Investment Agreement.

                                LEGAL PROCEEDINGS

On February 20, 2004, we initiated legal proceedings in Superior Court, County of Santa Barbara, Anacapa Division against Paydirt, L.P., a Utah limited partnership, alleging causes of action for usury, unfair business practices and unfair competition in connection with loan agreements entered into with Paydirt in September and November 2003. This action is entitled NeWave, Inc. et al. v. Paydirt, Case No. 01156046 (S.B.S.C.). The parties to the lawsuit dispute whether we currently owe Paydirt the sum of $225,829. Paydirt retained California counsel, who removed our superior court action to the United States District Court, Central District of California. On April 5, 2004, Paydirt filed a motion to dismiss our action. While this motion was pending, Paydirt initiated an action in the State of Utah, Washington County entitled Paydirt, LP v. NeWave, Inc. et al., Civil No. 040500597 (Wash. County, Utah). On May 3, 2004, the District Court dismissed our complaint without prejudice to our filing the action in Utah. Subsequently, we have settled the lawsuit by agreeing to make a payment to Paydirt of $180,000. We agreed to pay $30,000 up front and the remaining amount in equal monthly installments of $12,500 for the next twelve months.

We believe that there are no other claims or litigation pending, the outcome of which could have a material adverse effect on our financial condition or operating results.

                        DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age, positions, and offices or employments for the past five years as of September 17, 2004, of our executive officers and directors. Members of the board are elected and serve for one year terms or until their successors are elected and qualify. All of the officers serve at the pleasure of our Board of Directors.

NAME                    AGE         POSITION

Michael  Hill           28          Chief  Executive  Officer, Director
Michael  A.  Novielli   39          Chairman  of  the  Board of Directors
Barrett  Evans          32          Director,  Chief
                                    Financial  Officer
Douglas  H.  Leighton   35          Director
Theodore J. Smith       27          Director



BIOGRAPHIES  OF  OFFICERS  AND  DIRECTORS

Set forth below is a brief description of the background of our officers and directors based on information provided by them to us.

MICHAEL HILL has been our Chief Executive Officer and Director since January 15, 2004. Prior to this he previously had acted as President and Chief Executive Officer of Intravantage Marketing, another Santa Barbara based marketing firm, from 1999 until 2003, while simultaneously serving as a consultant for several smaller organizations. From January 1998 until starting Intavantage Marketing, he was the Vice President of International Specialties, Inc.

BARRETT EVANS has been our director since January 15, 2004 and our Chief Financial Officer since January 7, 2003. Mr. Evans is eFund Capital Partner's Managing Partner. In 1990, Mr. Evans started his career with Cruttenden Roth, a regional emerging growth focused investment bank. At Cruttenden, Mr. Evans developed significant relationships with institutional investors. Additionally, Mr. Evans was engaged in all facets of investment banking from private debt and equity financing to Initial Public Offerings, retail brokerage and institutional trading, Mezzanine financing and bridge capital. Mr. Evans founded BRE Investments & Consulting, LLC. in 1996. BRE Investments & Consulting evolved into what is now eFund Capital Partners in 1999. At eFund Capital Partners, Mr. Evans has utilized his institutional contacts to help fund numerous start-up companies and has advised these companies on a wide range of issues including raising capital, securing management and overall business strategy. Mr. Evans received his Bachelor's degree from the University of California, Santa Barbara. He also serves as a Director for Xtreme Companies, Inc.

                                       15


MICHAEL  A.  NOVIELLI  has  served  as  our director since January 15, 2003. Mr.
Novielli  is  a  Managing  Partner  of  Dutchess Capital Management and Dutchess
Advisors. A co-founder of Dutchess in 1996, Mr. Novielli advises the senior management of issuers in which Dutchess Private Equities Fund has invested, in areas of business development, legal, accounting and regulatory compliance. Prior to co-founding Dutchess, Mr. Novielli was a partner at Scharff, Witchel & Company, a 40 year-old, full service investor relations firm, where he consulted with publicly-traded companies on areas of finance and business development. Prior to joining Scharff, Mr. Novielli was Vice-President of Institutional Sales-Private Placements at Merit Capital Associates, an independent NASD registered broker-dealer. Before joining Merit, Mr. Novielli began his investment career at PaineWebber, where he served for approximately three years as a registered representative servicing high net worth individuals and institutional clientele. Mr. Novielli has held series 7, 63 and 65 licenses and received his B.S. in Business from the University of South Florida in 1987. He also serves as a Director for Xtreme Companies, Inc., and Network Installation Corp.

DOUGLAS LEIGHTON has served as our director since January 15, 2004. Mr. Leighton is a Managing Partner of Dutchess Capital Management and Dutchess Advisors. A co-founder of Dutchess in 1996, Mr. Leighton oversees trading and portfolio risk management of investments made on behalf of Dutchess Private Equities Fund. Prior to co-founding Dutchess, Mr. Leighton was founder and president of Boston-based Beacon Capital from 1990-1996, which engaged in money management. Mr. Leighton has held series 7, 63 and 65 licenses as well as registered investment advisor status and holds a BS/BA in Economics & Finance from the University of Hartford. He also serves as a Director for Xtreme Companies, Inc., and Network Installation Corp.

THEODORE J. SMITH has served as our director since January 15, 2004. Mr. Smith serves as Executive Vice President of Dutchess Advisors whom he joined in 1998 and is a liaison between Dutchess Capital Management on behalf of Dutchess
Private Equities Fund and senior management of companies in the Fund's portfolio. Prior to joining Dutchess in 1998, Mr. Smith was a principal at Geneva Atlantic Capital, LLC where he focused on assisting corporate clients with SEC compliance matters, business plan preparation and presentation and capital markets financing. Mr. Smith received his B.S. in Finance and Marketing from Boston College. Mr. Smith has also served as a director of several public as well as private companies. He also serves as a Director for Xtreme Companies, Inc., and Network Installation Corp.

BOARD  OF  DIRECTORS

We currently have five members of our Board of Directors, who are elected to annual terms and until their successors are elected and qualified. Executive officers are appointed by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of our directors, officers or key employees.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management. The following table sets forth certain information concerning the beneficial ownership of our outstanding classes of stock as of September 30, 2004, by each person known by us to (i) own beneficially more than 5% of each class, (ii) by each of our Directors and Executive Officers and (iii) by all Directors and Executive Officers as a group. Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock except to the extent that authority is shared by spouses under applicable law.

The number of shares of common stock issued and outstanding on September 30, 2004 was 11,295,039 shares. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of common stock issued and outstanding on September 30, 2004, plus shares of common stock subject to options held by such person on September 30, 2004 and exercisable within 60 days thereafter.


                                       16

Name and Address                                                                        Common Shares       Percentage
of Beneficial Owner                                                                   Beneficially Owned      Owned
----------------------------------------------------------------------------------   -------------------  ---------------
Michael Hill(a)  404 East 1st Street, #1345, Long Beach, CA 90802                        2,640,000             23.37%
Barrett Evans(b)  301 East Ocean Blvd., Long Beach, CA 90802                             3,125,000             27.67%
Michael A. Novielli(c) 100   Mill  Plain  Rd., 3rd Floor, Danbury, CT 06811              1,619,000             14.33%
Douglas Leighton(d) 312 Stuart St, Third Floor, Boston, MA 02116                         1,619,000             14.33%
Theodore J. Smith(e) 312 Stuart St, Third Floor, Boston, MA 02116.                       1,510,000             13.37%
Dutchess Private Equities, LP (f), 312 Stuart Street, 3rd Floor, Boston, MA 02116          100,000                 *%
Dutchess Private Equities, II, LP (g), 312 Stuart Street, 3rd Floor, Boston, MA 02116       10,000                 *%
Dutchess Advisors, LLC (h), 312 Stuart Street, 3rd Floor, Boston, MA 02116               1,400,000             12.39%
eFund Capital Partners, LLC (i) 301 East Ocean Blvd. Suite 640,
  Long Beach, CA 90802                                                                   2,010,000             17.80%
eFund Small-Cap Fund, LP (j) 301 East Ocean, Suite 640, Long Beach, CA 90802             1,000,000              8.85%
All directors and current executive officers as a group (5 Persons)                      7,384,000             65.37%

*  Less  than  1%
(a) Mr. Hill has sole voting and dispositive power of 2,555,000 shares of common stock issued to him as of May 31, 2004.

(b) Mr. Evans has sole voting and dispositive power 70,000 shares issued to him February 2, 2004. Mr. Evans is also the managing member of eFund Capital
Partners and eFund Small-Cap fund and the shares issued to those entities as listed below (please see (i) and (j) below).

(c) Mr. Novielli has sole voting and dispositive power of 109,000 shares. Mr. Novielli is a managing member of Dutchess Capital Management which acts as general partner to Dutchess Private Equities Fund, Dutchess Private Equities Fund, II and Dutchess Advisors.(please see (f) and (g) below).

(d) Mr. Leighton has sole voting and dispositive power of 109,000 shares. In addition, Mr. Leighton is a managing member of Dutchess Capital Management which acts as general partner to Dutchess Private Equities Fund, Dutchess Private Equities Fund, II and Dutchess Advisors.(please see (f) and (g) below).

(e) Mr. Smith has sole voting and dispositive power of 110,000. Our director, Theodore Smith, is the Executive Vice President of Dutchess Advisors.

(f) Dutchess Private Equities Fund owns 100,000 shares of common stock. Dutchess acquired 100,000 shares pursuant to conversion of a Preferred C Share. In addition, we entered into investment agreements with Dutchess Private Equities Fund for $522,000, respectively, whereby we issued convertible debentures. The debentures are convertible into our common stock at the lesser of 75% of the lowest closing bid price of the common stock during the fifteen full trading days prior to the Conversion Date or 100% of the average of the five lowest closing bid prices of the common stock for the thirty trading days immediately following the first reverse split in the stock price. As of September 17, 2004, the debentures were convertible into 178,309 shares of common stock based on the debenture conversion formula. Dutchess Private Equities Fund purchased the debenture. Mr. Leighton and Mr. Novielli are managing members of Dutchess Capital Management which acts as general partner Dutchess Private Equities Fund, LP. Dutchess also owns a warrant to purchase up to 185,000 shares of common stock at $3.75 per share. Mr. Leighton and Mr. Novielli are managing members of Dutchess Capital Management which acts as general partner Dutchess Private Equities Fund, LP and have sole voting and dispositive power over the shares owned by Dutchess.

(g) Dutchess Private Equities Fund II owns 10,000 shares of common stock. Dutchess received 10,000 shares as an incentive for an investment. We entered into investment agreements with Dutchess Private Equities Fund II for $504,000 whereby we issued convertible debentures. The debentures are convertible into our common stock at the lesser of 75% of the lowest closing bid price of the common stock during the previous fifteen trading days or 100% of the average bid prices of the common stock for the twenty trading days prior to closing. As of September 17, 2004, the debentures were convertible into 185,293 shares of common stock based on the debenture conversion formula. Dutchess Private Equities Fund II purchased the debenture. Dutchess also owns a warrant to purchase up to 150,000 shares of common stock at $4.25 per share, a warrant to purchase 150,000 shares of common stock at $3.50, and a warrant to purchase 120,000 shares of common stock at $3.10 per share. Mr. Leighton and Mr. Novielli are managing members of Dutchess Capital Management which acts as general partner Dutchess Private Equities Fund, II, LP and have sole voting and dispositive power over the shares owned by Dutchess.

(h)  Dutchess Advisors is controlled by Mr. Novielli and Mr. Leighton.

(i) eFund Capital Partners owns 2,010,000 shares of common stock. Barrett Evans is eFund Capital Partners' Managing Member. We entered into an investment agreement with eFund Small-Cap Fund for $535,000 whereby we issued a convertible debenture. The Debenture is convertible into our common stock at the lesser of 75% of the lowest closing bid price of the common stock during the previous fifteen trading days or 100% of the average bid prices of the common stock for the twenty trading days prior to closing. As of September 17, 2004, the debenture was convertible into 197,140 shares of our common stock based on the debenture conversion formula. eFund also owns a warrant to purchase up to 150,000 shares of common stock at $4.25 per share. Barrett Evans is eFund Capital Partners' Managing Member and has sole voting and dispositive power over the shares owned by eFund.

(j) eFund Small-Cap Fund owns 1,000,000 shares of common stock. Barrett Evans is the Managing Partner of eFund Small-Cap Fund. We entered into an investment agreement with eFund Small-Cap Fund for $100,000 whereby we issued a convertible debenture. The Debenture is convertible into our common stock at the lesser of 75% of the lowest closing bid price of the common stock during the previous fifteen trading days or 100% of the average bid prices of the common stock for the twenty trading days prior to closing. As of September 17, 2004, the debenture was convertible into 36,765 shares of our common stock based on the debenture conversion formula. eFund also owns a warrant to purchase up to 100,000 shares of common stock at $3.10 per share. Barrett Evans is eFund Small Cap's Managing Member and has sole voting and dispositive power over the shares owned by eFund.


                                       17



                            DESCRIPTION OF SECURITIES
COMMON  STOCK

Our Articles of Incorporation authorize us to issue 100,000,000 shares of common stock, par value $.001 per share.

VOTING RIGHTS. Each share of our common stock entitles the holder thereof to one vote, either in person or by proxy, at meetings of stockholders. Our Board of Directors is elected annually at each annual meeting of the stockholders.

DIVIDEND POLICY. All shares of common stock are entitled to participate in dividends when, as and if declared by our Board of Directors out of the funds legally available therefore.

MISCELLANEOUS RIGHTS AND PROVISIONS. Holders of common stock have no preemptive or other subscriptions rights, conversions rights, and redemption or sinking fund provisions. In the event of the liquidation or dissolution, whether voluntary or involuntary each share of common stock is entitled to share in any assets available for distribution to holders of the equity after satisfaction of all liabilities and distributions to preferred shareholders.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel within the meaning of those terms under Item 509 of Regulation S-B will receive a direct or indirect interest in the small business issuer or was a promoter, underwriter, voting trustee, director, officer, or employee of NeWave, Incorporated. Nor does any such expert have any contingent based agreement with us or any other interest in or connection to us.

     DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

ARTICLE VI of our Articles of Incorporation authorizes indemnification of its directors and officers, and advancement of expenses, to the extent set forth respectively in Sections 902 and 904 of the Utah Revised Business Corporation Act.

ARTICLE VI of our Bylaws states that to the extent and in the manner permitted by the laws of the state of Utah, and specifically as is permitted under the Utah Revised Business Corporation Act, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We generally use words such as "believe," "may," "could," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements, including statements regarding our expansion plans. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our "Risk Factor" section and elsewhere in this report. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

                             DESCRIPTION OF BUSINESS

                                     HISTORY

We incorporated in the State of Utah on March 1, 1994 as Utah Clay Technology, Inc. From our formation until January 15, 2004, our business plan included:

(1)  locating  kaolin  deposits  in  Utah;
(2)  obtaining  the  legal  rights  to  these  deposits;
(3)  conducting  exploratory  operations;
(4)  testing  the  extracted  minerals  in  the  laboratory;  and
(5) selling samples of the processed form of our kaolin to a commercial company for market evaluation.

                                       18


Although we did obtain certain legal rights to properties possibly containing kaolin, due to a lack of capital, we never commenced mining operations. As a result, we had no revenues since our inception. On January 15, 2004, we abandoned the business plan for Utah Clay Technologies. On the same date, pursuant to an Agreement and Plan of Reorganization with NeWave, Inc., a Utah corporation, Utah Clay Technologies, Inc. changed its name to NeWave, Inc. and OnlineSupplier.com became our wholly-owned subsidiary. We own and operate an online membership club that offers a comprehensive line of products and services at wholesale prices through our membership program. As a result of this change in our focus and direction, the entire former management team and board of directors resigned and we employed a new management team and appointed a new board of directors.

On January 30, 2004, the State of Utah recognized our name change to NeWave, Inc. We acquired our operating subsidiary, Onlinesupplier.com, on January 15, 2004 and its operations are therefore not reflected on our financial statements for the fiscal year ending December 31, 2003. We organized our subsidiary, Auction Liquidator, Inc., in September 2004 and it began to generate immaterial revenues in October 2004.

Through our wholly-owned subsidiary, Onlinesupplier.com, we offer a comprehensive line of products and services at wholesale prices through our online club membership. Additionally, our technology allows both large complex organizations and small stand-alone businesses to create, manage, and maintain effective website solutions for eCommerce. Onlinesupplier.com's web address is www.onlinesupplier.com. Auction Liquidator was organized to leverage the "Onlinesupplier" customer base to market the eBay drop-off concept. Auction Liquidator's web address is www.auctionliquidator.com

Our integrated suite of electronic commerce products enables individuals and businesses to conduct electronic commerce over the Internet at affordable price levels. Our products integrate transaction processing, accounting and financial systems, customer relationship management, advertising, merchant processing and a wide array of wholesale products. Our suite of products is accessed by our customers through our online club membership. Through our membership program, we charge our members a monthly fee for unlimited access to our products and services.

Memberworks, Inc. makes up approximately 12% of our revenue. This is a significant customer and the loss of this relationship could cause result in decreasing revenues. However, we intend to expand and diversify our customer base to reduce our dependency on Memberworks over the next twelve months.

We are a publicly traded company, which trades on the Over-the-Counter Bulletin Board of the National Quotation Service under the ticker symbol "NWAV.OB"

The address of our principal executive office is 404 East 1st Street, #1345, Long Beach, California 90802. Our telephone number is (562) 983-5331. Our website address is www.newave-inc.com. Information contained on our website does not constitute part of this report and our address should not be used as a hyperlink to our website.

                               INDUSTRY BACKGROUND
eCommerce  Industry

Online shopping has established itself as a large and rapidly growing channel for consumers and merchants to buy and sell goods and services. According to Forrester Research, U.S. online retail sales will grow at a steady 19% CAGR over the next five years, from $95.7 billion in 2003 to $229.9 billion in 2008. Additionally, roughly 5 million new U.S. households will shop online each of the next five years, creating a total of 63 million U.S. online shopping households in 2008.

We believe that the key forces driving the growth of online shopping are convenience, selection and savings. The Internet offers around-the-clock access to millions of products and thousands of stores, unlike in-store shopping. It contains shopping information from a wide variety of sources, including merchant websites, manufacturer websites and other online content providers. Consumers utilize this convenience, selection and information to save time and money.

We believe that individuals and businesses desire an integrated package that is inexpensive, comprehensive and easily navigable. We believe current electronic commerce applications in the market do not include complete functionality such as webstore generation, merchant processing capabilities, customer management, online training modules, domain name registration and an array of wholesale products. Accordingly, we believe there is a large demand for a complete electronic commerce product for individuals and businesses and that demand is not being currently met by any provider of electronic commerce products.

OUR  WEBSITE,  PRODUCTS  AND  SERVICES

We are a progressive internet-based direct marketing company and provider of product fulfillment solutions headquartered in Long Beach, CA. We bring value to consumers by designing and implementing membership programs that offer the services and discounts needed to stay competitive in today's online marketplace. As a consumer-driven organization, we offer a program that can fit the needs of today's multi-faceted customer. From payment solutions to product distribution, we give our customers access to every major area of e-commerce and provide a one-stop portal into the world of profitable internet driven business solutions.

Our wholly-owned subsidiary Online Supplier is in the business of providing its members the necessary tools to create and run a successful Internet auction business. We not only provide future business owners guidance in starting their own online business but also give them access to an array of wholesale merchandise and value-added services via our online membership program for resale online.

                                       19


Our membership-based website Onlinesupplier.com provides our customers access to an array of various products and services designed to create or enhance their shopping experience and to promote our customers own ecommerce solution. We store approximately 450 products in our warehouse for distribution. Our members pay a monthly subscription fee, which allows them unlimited access to our product and service offerings.

Our  website  wholesales  approximately  1,100  products  in such categories as:

-  Consumer  Electronics;
-  Home,  Garden  and  Outdoor  Living  Products;
-  Kitchenware  and  Housewares;
-  Sports  and  Outdoor  Equipment;
-  Automobile  Accessories;
-  Tools  and  Hardware;
-  Jewelry;  and
-  Travel  Accessories.

For an additional monthly fee, our customers are also offered access to discounted value-added services such as: prescription drug plans, roadside assistance, tax and legal services, and discounted entertainment packages. These services are currently offered to our customers through third party arrangements with suppliers such as MemberWorks Incorporated and GE Financial Services. Furthermore, our online membership program provides the following services and capabilities:

-  Automated  Webstore  Generation  and  Customization;
-  Merchant  Processing  Capabilities;
-  Domain  Name  Registration;  and
-  Online  Training  Modules  (that  includes  online  auction  training).
-  Web  hosting

We generate revenues from the monthly membership fees and product sales via our website.

In September 2004, we organized Auction Liquidator, Inc. as a wholly-owned subsidiary to pursue opportunities related to eBay "drop off" or consignment stores. As of June 30, 2004, through their wholly-owned and majority-owned subsidiaries and affiliates, eBay had websites directed toward the United States, Australia, Austria, Belgium, Canada, China, France, Germany, Hong Kong, Ireland, Italy, The Netherlands, New Zealand, Singapore, South Korea, Spain, Sweden, Switzerland, Taiwan and the United Kingdom. eBay pioneered online trading by developing an Internet-based marketplace in which a community of buyers and sellers are brought together to buy and sell almost anything. The eBay online service permits sellers to list items for sale, buyers to bid on items of interest, and all eBay users to browse through listed items in a fully-automated, topically-arranged service that is available online seven days a week.

Auction Liquidator was organized to leverage the "Onlinesupplier" customer base to market the eBay drop-off concept. Customers desiring to sell an item on eBay but lacking technical knowledge or wishing to outsource the sale, can drop off the item at soon to be announced locations. The item is then shipped to Auction Liquidator's warehouse located in Long Beach, California where it will be photographed, detailed and eventually auctioned on eBay with a starting bid of $1.00. Once the item has sold, Auction Liquidator would receive the sale proceeds and deliver final payment to the customers less Auction Liquidator's commission of 22% - 35% and eBay's commission of 1.5% - 5.25%, depending on the sale price, and an eBay transaction cost of 2.9%. The customer incurs no other charges including shipping which is paid by Auction Liquidator. If the item is not successfully sold, it is returned to the customer at no cost. Auction Liquidators began to generate immaterial revenues in October 2004 and is expected to be fully operational by January 1, 2005. We are aware of several competitors in the eBay "drop-off" store arena including Auction Drop, Quikdrop and Door to Door auctions.

                      STRATEGIC RELATIONSHIPS AND ALLIANCES

In order to provide the above-listed products and services we have entered into strategic relationships or alliances:

In June 2004, we entered into a Lead Marketing Agreement with Vandalay Venture Group, Inc. d/b/a Applied Merchant for an initial term of 60 days, automatically renewable for successive periods of one year. In exchange for our providing Applied Merchant with a number of brokered leads on a weekly basis, Applied Merchant will pay us fifty percent of the net monthly residual amount collected from leads marketed pursuant to the Agreement.

On August 11, 2004, we entered into an ASP Software Subscription Agreement with NetChemistry, Inc. for a term of two years, automatically renewable. NetChemistry agreed to create a private label, branded solution for licensing our product and allowing the ability to provide self-serve managed eCommerce and non-eCommerce Web sites to our customers. In exchange, we agreed to pay NetChemistry a minimum monthly fee of $5,000, which includes the first 1,666 sites hosted at $3 each for the Newave Sales Web Sites, and $3 per site per month on sites 1 - 16,666 and $1 per site per month on sites 16,667+ for NeWave Sales Web Sites built using NetChemistry software. We also agreed to pay NetChemistry $7,000 for setup and $3,000 to purchase a server.

CUSTOMERS

As of September 17, 2004, we had approximately 25,000 current paid members although we have serviced over 100,000 paid members since our inception. Our customers consist primarily of individuals desiring assistance with organizing their own internet-based business.

                                        20


SALES  AND  MARKETING

Sales: As of September 17, 2004, we employed 150 telephone sales representatives that assist customers with making and processing orders. In addition, we employed 50 customer service representatives that address any issues that may arise while a customer is utilizing a product or service.

Marketing: We primarily market our products throughout the United States. We advertise and market our products in industry magazines, local and regional news publications, online search engines, opt-in email marketing, and network marketing. By working with independent sales agents, we have been able to expand our reach to customers nationwide that are looking for our products. In addition, our online marketing campaign has significantly expanded our marketing effort that has decreased our marketing cost per acquisition.

We have recently signed TV game show host and celebrity personality Bob Eubanks to a personal services contract. Through his company Luminary Ventures, Mr. Eubanks will perform promotional and business development services for us and our wholly-owned subsidiary Onlinesupplier.com.

SUPPLIERS

Although we continue to increase our direct purchasing from manufacturers, we source a significant amount of inventory from relatively few vendors. However, no vendor accounts for 10% or more of our inventory purchases. We do not have long-term contracts or arrangements with most of our vendors to guarantee the availability of merchandise, particular payment terms, or the extension of credit limits. If our current vendors were to stop selling merchandise to us on acceptable terms, we may not be able to acquire merchandise from other suppliers in a timely and efficient manner and on acceptable terms.

COMPETITION

The environment for our products and services is intensely competitive. Our current and potential competitors include:

(1) physical-world retailers, catalog retailers, publishers, distributors and manufacturers of our products, many of which possess significant brand awareness, sales volume, and customer bases, and some of which currently sell, or may sell, products or services through the Internet, mail order, or direct marketing, such as, Wal-Mart Stores, Target Corporation, Kmart Corporation, Costco Wholesale Corporation, Sam's Club, BJ's Wholesale Club, Inc., and Best Buy,Inc.;
(2) other online eCommerce sites such as, Amazon, Sam's Club Online, Wal-Mart.com USA, LLC;
(3) a number of indirect competitors, including media companies, Web portals, and Web search engines that are involved in online commerce, either directly or in collaboration with other retailers, such as Yahoo, AOL and Google; and
(4) companies that provide eCommerce services, including website developers and third-party fulfillment and customer-service providers, such as Yahoo, Go-Daddy, MSN, Network Solutions, Register.com, and Buydomains.

Additionally, we are aware of several competitors in the eBay "drop-off" store arena including Auction Drop, Quikdrop and Door to Door auctions.

We believe that the principal competitive factors in our market segments include selection, price, availability, convenience, information, discovery, brand recognition, personalized services, accessibility, customer service, reliability, speed of fulfillment, ease of use, and ability to adapt to changing conditions, as well as our customers' overall trust in the entire experience in transactions with us or facilitated by us on behalf of third-party sellers. For services we offer to business and individual sellers, additional competitive factors include the quality of our services and tools and the speed of performance for our services. As the market segments in which we operate continue to grow, other companies may also enter into business combinations or alliances that strengthen their competitive positions.

INTELLECTUAL  PROPERTY

We have filed for a trademark for Online Supplier, onlinesupplier.com (date of use: August 18, 2003), NeWave, Inc.-tomorrow's innovations, today (date of use:
August 18, 2003), and Auction Liquidator, auctionliquidator.com, and Stop, Drop, n' Cash (date of use: September 1, 2004). We do not have any other patents, trademarks or material licenses. We regard copyrights, domain names, trade dress, trade secrets, proprietary technologies, and similar intellectual property as important to our success, and we rely on trademark, and copyright law, trade-secret protection, and confidentiality and/or license agreements with our employees, customers, partners, and others to protect our proprietary rights. We have licensed in the past, and expect that we may license in the future, certain of proprietary rights, technologies or copyrighted materials, from third parties and we rely on those third parties to defend their proprietary rights, copyrights and technologies. We do not currently have any licenses that are material to our business.

We also may not be able to acquire or maintain appropriate domain names in all countries in which we intend to do business. Furthermore, regulations governing domain names may not protect our trademarks and similar proprietary rights. We may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon, or diminish the value of our trademarks and other proprietary rights.

                                       21


Policing unauthorized use of our proprietary rights is inherently difficult, and we may not be able to determine the existence or extent of any unauthorized use. The protection of our intellectual property may require the expenditure of significant financial and managerial resources. Moreover, we cannot be certain that the steps we take to protect our intellectual property will adequately protect our rights or that others will not independently develop or otherwise acquire equivalent or superior technology or other intellectual property rights.

TECHNOLOGY

Using a combination of our own technologies and commercially available, licensed technologies, we have implemented numerous features that simplify and improve the customer shopping experience, enable third parties to generate customized eCommerce solutions on our platform, and facilitate our fulfillment and customer service operations. Our current strategy is to focus our development efforts on creating and enhancing the specialized, proprietary software that is unique to our business, and to license or acquire commercially-developed technology for other applications where available and appropriate.


OPERATIONS

Customer Service Center: We sublease approximately 16,000 sq/ft of office space in Goleta California, which houses our customer service center. This space accommodates our sales force as well. As of September 17, 2004, we employed 150 telephone sales representatives and 50 customer service representatives to process customer orders through our inbound call center.

Warehousing and Shipping: Additionally, we lease approximately 2,200 sq/ft which serves as our product warehouse and shipping center. When sales are processed in our inbound call center the orders are processed, fulfilled and shipped from our warehouse. Shipments are made via UPS signature guarantee.

Third Party Suppliers: Some of the products we have listed on our website are fulfilled and shipped by third party suppliers. In addition, some of the products we sell may expose us to product liability claims relating to personal injury, death, or property damage caused by these products, and may require us to take actions such as product recalls. Certain businesses and individuals also sell products using our eCommerce platform that may increase our exposure to product liability claims, such as if these sellers do not have sufficient resources to protect themselves from these claims. Although we maintain liability insurance, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all. In addition, some of our vendor agreements with our suppliers and third party sellers do not indemnify us from product liability.

EMPLOYEES

As of September 17, 2004, we employed 210 employees, including customer service representatives, telephone sales representatives, and administrative and management personnel. We have never experienced work stoppages, and we are not a party to any collective bargaining agreement. As we grow, we will be required to hire additional employees to service our customer demand.

REGULATORY  RESTRICTIONS  ON  OUR  BUSINESS

We are subject to general business regulations and laws, as well as regulations and laws specifically governing the Internet, telecommunication sales and eCommerce. These existing and future laws and regulations may impede the growth of the Internet or other online services. These regulations and laws may cover taxation, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, the provision of online payment services, broadband residential Internet access, and the characteristics and quality of products and services.

It is not clear how existing laws governing issues such as property ownership, sales and other taxes, libel, and personal privacy apply to the Internet, eCommerce and our Company. Unfavorable resolution of these issues may harm our business. Specifically, our inbound telephone center is regulated by the Federal Trade Commission and Federal Communication Commission. Under the Federal Trade Commission's Telemarketing Sales Rule and the Federal Communication Commission's Telephone Consumer Protection Act, we are subject to the Do Not Call Registry, limited in the use of pre-acquired account information, required to get certain authorizations and consents with regard to billing, required to make certain disclosure statements, prohibited from making misrepresentations, limited to when we may call consumers, required to transmit Called ID information, restricted in the trafficking of data, required to keep certain records, prohibited from abandoning certain outbound calls, and are subject to fines for unlawful activity. Furthermore, some of our merchant, advertising and marketing efforts are regulated by the same organizations and statutes, such as the CAN-SPAM Act limiting the transmission of unsolicited commercial electronic mail via the Internet, California Online Privacy Protection Act of 2003 requiring owners of commercial Web sites or online services to post a privacy policy, the Fair and Accurate Credit Transaction Act of 2003 ensuring that everyone is treated fairly when applying for credit and protecting consumers against identity theft, California Financial Information Privacy Act prohibiting the sharing of nonpublic personal information of a consumer with nonaffiliated third parties without the explicit prior consent of the consumer, California Civil Code Section 1798.82 requiring businesses to notify customers if an unauthorized person may have obtained access to their personal information and California Civil Code Section 1798.83 requiring disclosure of sharing for marketing purposes.

                                        22


While we believe that we maintain all requisite licenses and permits and are in compliance with all applicable federal, state, local and foreign regulations, we may not be able to maintain all requisite licenses and permits. The failure to satisfy those and other regulatory requirements could have a material adverse effect on our business' financial condition and results of operations.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION

You should read this section together with our consolidated financial statements and related notes thereto.



                          CRITICAL ACCOUNTING POLICIES

We have identified the policies below as critical to our business operations and the understanding of our results of operations. The impact and any associated risks related to these policies on our business operations are discussed throughout this section where such policies affect our reported and expected financial results. Our preparation of our Consolidated Financial Statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Our accounting policies that are the most important to the portrayal of our financial condition and results, and which require the highest degree of management judgment relate to revenue recognition, the provision for uncollectible accounts receivable, property and equipment, advertising and issuance of shares for service.

We estimate the likelihood of customer payment based principally on a customer's credit history and our general credit experience. To the extent our estimates differ materially from actual results, the timing and amount of revenues recognized or bad debt expense recorded may be materially misstated during a reporting period.

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets, e.g. computers (5 years), software (3 years), office equipment and furniture (3-7 years), .
Leasehold improvements are amortized over the remaining lease term at the date of installation. Expenditures for maintenance and repairs are charged to expense as incurred.

We  expense  advertising  costs  as  incurred.

We account for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

We recognize income when the products are shipped, and when the service is provided. We apply the provisions of the SEC Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition in Financial Statements" which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. Our revenues earned from membership setup fees and monthly charges are recorded when the credit card transaction is processed. Current terms of the onlinesupplier.com membership agreement stipulate that the customer pays a nonrefundable $6.95 fee to setup an account. The customer then has a fourteen day period to review our offerings. If the customer does not cancel the service within the fourteen day window, a charge of $29.95 is billed to the customer's credit card on a monthly basis. SAB No. 104 outlines the basic criteria that must be met to recognize revenue and provides guidance for the disclosure of revenue recognition policies. Our revenue recognition policy for sale of products is in compliance with SAB No. 104. Revenue from the sale of products is recognized when a formal arrangement exists, the price is fixed, or determinable, the delivery is completed and collectibility is reasonably assured. Generally, we extend credit to our customers and do not require collateral. We perform ongoing credit evaluations of our customers and historic credit losses have been within management's expectations.

Our unaudited financial statements for the nine months ended September 30 2004, reflect a net loss of ($3,344,334) and negative cash flows from operations of ($747,991). These conditions indicate a need to acquire sufficient additional funding or alternative sources of capital to meet our working capital needs. We have raised capital by issuing convertible debentures and anticipate that we will continue to be able to do so in the foreseeable future. We believe this will generate the additional cash required to fund our operations and allow us to meet our obligations.

We are currently raising capital by issuing convertible debentures and plans to raise money through our Equity Line of Credit. We believe this will generate the additional cash required to fund our operations and allow us to meet our obligations.

STRATEGIC  PLAN

Over the next twelve months we plan to establish and integrate our two newest operating subsidiaries, Auction Liquidator and Discount Online Warehouse, with the growth of our primary operating subsidiary Online Supplier.

By way of new and existing network and affiliate marketing channels and with the growth of our subsidiaries, we believe we can establish NeWave as a leader in the online direct marketing industry.

The  principal  elements  of  our  strategy  for  achieving  this  goal  are:

- Transition from outsourcing our Up sell and Back-end services to capturing this revenue by offering these services in-house. We believe this transition will also permit us to retain more customers through increased monitoring and securing ultimate control of quality assurance from these outsourced firms.

- Effectively execute a full scale marketing campaign to increase our membership base. This national campaign will be built around the development of our first television infomercial utilizing our celebrity spokesman, TV game show host Bob Eubanks.

- Develop and establish Auction Liquidator as a leading source of online consignment auctions by securing exclusive arrangements with major non-for-profit organizations. We recently hired an individual with expertise in not-for-profit fundraising, who is responsible for heading up this effort.

- Through new and existing network and affiliate marketing channels develop Discount Online Warehouse, a membership club fulfilled with an online discounted marketplace and comparison shopping network for the end-user only. With this service, consumers will be able to take advantage of discounts on products and services such as kitchen and house wares, games and toys, home and auto electronics, giftware and luggage, sporting and camping, home garden and outdoors, computer and networking, children and infant, books and magazines, entertainment, and travel. Discount Online Warehouse's database of inventory is not eligible for resale. By offering all of our products and services direct to the end user, we eliminate the middleman and pass the savings to the member.

We believe our current funding commitment from Preston Capital Partners LLC and cash flows generated from operations will allow us to execute the components of our 12-month strategic plan outlined above.


THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004 AS COMPARED TO THE PERIOD BEGINNING AUGUST 18, 2003 AND ENDED SEPTEMBER 30, 2003

NeWave, Inc. dba Onlinesupplier.com commenced operations in August 2003; therefore there were no operations for the three and nine months ended September 30, 2003, however, results for our inception date of August 18, 2003 through September 30, 2003 are included.

                                        23


REVENUES

We generated Revenues of $2,105,183 and $4,761,562 for the three and nine months ended September 30, 2004, respectively, as compared to $334,267 for the period beginning August 18, 2003 and ended September 30, 2003. As a result of our expansion, revenues increased due to an increase in OnlineSupplier membership enrollment and commissions received from third parties for services marketed to OnlineSupplier members.

OPERATING  EXPENSES
-------------------

We incurred Operating Expenses of $2,400,616 and $7,215,750 for the three and nine months ended September 30, 2004, respectively, as compared to $458,100 for the period beginning August 18, 2003 and ended September 30, 2003. The increase in Operating Expenses is due to the increase in costs associated with our expansion which include increasing advertising, salaries, consulting expense, rent, telephone and Director's fees respectively of $706,435, $815,013, $78,180, $77,271, $65,799 and $0 for the three months ended September 30, 2004, and $1,807,616, $2,005,123, $272,009, $188,044, $142,072 and $1,548,000 for the nine month period ended September 30, 2004 as compared to $140,806, $134,126, $10,301, $12,319,$12,958 and $0 for the period beginning August 18, 2003 and ended September 30, 2003.

NET  LOSS
---------

We had a loss of ($515,029) and ($3,344,334) for the three and nine months ended September 30, 2004, respectively, as compared to a net loss of ($123,833) for the period beginning August 18, 2003 and ended September 30, 2003. The increase in net loss is due to the increase in Operating Expenses resulting from our expansion.

BASIC  AND  DILUTED  LOSS  PER  SHARE
-------------------------------------

Our basic and diluted loss per share for the three and nine months ended September 30, 2004 was ($0.05) and ($0.31), respectively.

LIQUIDITY  AND  CAPITAL  RESOURCES
----------------------------------

We must continue to raise capital to further develop our wholly-owned subsidiaries OnlineSupplier and Auction Liquidator. We believe we have sufficient capital to continue to operate for the next twelve months, however if we are unable to raise any additional capital, the further development of our operations may be curtailed because we may not be able to devote resources to expanding and further developing our business. We plan to raise up to $4.5 million through our Equity Line of Credit and by issuing convertible debentures. As of September 30, 2004, we had total Current Assets of $1,586,684 and Current Liabilities of $692,281. Cash and cash equivalents were $188,930. Our
Stockholder's  Deficit  at  September  30,  2004  was  ($247,998).

We had a net usage of cash due to operating activities for the nine months ended September 30, 2004 of ($747,991) as compared to ($272,476) for the period beginning August 18, 2003 and ended September 30, 2003. We had net cash provided by financing activities of $1,185,813 for the nine months ended September 30, 2004, as compared to $345,935 for the period beginning August 18, 2003 and ended September 30, 2003. We had a net use of cash from Investing Activities in September 30, 2004 of $(248,892) as compared to ($58,317) for the quarter ended September 30, 2003. The deficit is due to our purchase of additional equipment for the business. We received a substantial portion of cash flow from financing activities, $1,185,813, specifically through the issuance of convertible debentures. Total cash on hand increased from $0 at the beginning of the period to $188,930 for the end of the period.

CAPITAL  COMMITMENTS
--------------------

We issued a note payable to an unrelated party in 2003. This note was settled for $180,000 in August of 2004, payable $30,000 in August 2004, and $12,500 per month thereafter. As of September 30, 2004, the balance of this note was $125,000.

We entered into a consulting agreement with Barrett Evans, a member of the Board of Directors, on August 18, 2003. The term of the agreement was for twelve months at $10,000 per month. We paid $6,230 on the agreement during the three months ended September 30, 2004 and owe $96,136 at September 30, 2004.

We entered into a consulting agreement with Michael Hill, our Chief Executive Officer, on August 18, 2003. The term of the agreement was for twelve months at $12,000 per month. We paid $51,000 on the agreement during the three months ended September 30, 2004 and owe $38,591 at September 30, 2004.

On March 2, 2004, we entered into a Consulting Agreement with Luminary Ventures, Inc. where in exchange for services, we agreed to pay the consultant the sum of $10,000 per month for non-accountable expenses. Payment may be made either: (i) in cash or (ii) shares of our common stock. The term of this agreement is twelve months.

We owe Paydirt, LP, $180,000 pursuant to a lawsuit settlement entered into on May 3, 2004. We agreed to pay $30,000 upfront and the remaining amount in equal monthly installments of $12,500 for the next twelve months. As of September 30, 2004, the balance of this was $125,000.

                                        24


FINANCING  ACTIVITIES
---------------------

On July 9, 2004, we issued convertible debentures of $180,000 to Dutchess Private Equities Fund, II. The debentures convert on July 9, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at our option, at the time of conversion. The debenture was issued at a discount of $30,000. On July 9, 2004, we issued a warrant to Dutchess Private Equities Fund, II, to purchase 150,000 of our common shares at an exercise price at $3.50 per share.

On August 15, 2004, we issued convertible debentures of $144,000 to Dutchess Private Equities Fund, II. The debentures convert on August 15, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at our option, at the time of conversion. This debenture was issued at a discount of $24,000. On August 18, 2004, we issued a warrant to Dutchess Private Equities Fund, II, to purchase 120,000 of our common shares at an exercise price at $3.10 per share.

On August 15, 2004, we issued convertible debentures of $60,000 to eFund Small Cap Fund, LP. The debentures convert on August 15, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at our option, at the time of conversion. This debenture was issued at a discount of $10,000. On August 18, 2004, we issued a warrant to eFund Capital Partners, to purchase 50,000 of our common shares at an exercise price at $3.10 per share.

On September 25, 2004, we issued convertible debentures of $222,000 to Dutchess Private Equities Fund. The debentures convert on September 25, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at our option, at the time of conversion. This debenture was issued at a discount of $37,000. On September 25, 2004, we issued a warrant to Dutchess Private Equities Fund, to purchase 185,000 of our common shares at an exercise price at $3.75 per share.

On September 25, 2004, we issued convertible debentures of $60,000 to eFund Small Cap Fund, LP. The debentures convert on September 24, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at our option, at the time of conversion. This debenture was issued at a discount of $10,000. On September 25, 2004, we issued a warrant to eFund Capital Partners, to purchase 50,000 of our common shares at an exercise price at $3.75 per share.

On March 3, 2004, we entered into an Investment Agreement with Preston Capital Partners, also referred to as an Equity Line of Credit. This agreement provides that, following notice to Preston, we may put to Preston up to $4.5 million in shares of our common stock for a purchase price equal to 98% of the lowest closing bid price on the Over-the-Counter Bulletin Board of our common stock during the five day period following that notice. For each put, Preston shall be required to purchase the number of shares having an aggregate purchase price equal to the lesser of (i) the put amount set forth in the put notice, and (ii) 20% of the aggregate trading volume of the common stock during the applicable during the five days after we deliver the put notice to Preston Capital Partners the average of the lowest closing bid price of our common stock during the five days after we deliver the put notice to Preston Capital Partners . We cannot use the Equity Line of Credit until we have an effective registration statement that registers the resale of the shares of common stock that we will issue pursuant to the Equity Line of Credit. We filed a registration statement with the SEC on October 8, 2004. As of December 28, 2004, the SEC has not declared the registration statement effective.

We believe our Investment Agreement with Preston will be sufficient to fund operations and capital requirements as presently planned over the next twelve months.

                                       25


SUBSIDIARIES
------------

As of December 31, 2004, we had two subsidiaries, Onlinesupplier.com, Inc. and Auction Liquidator, Inc.

                             DESCRIPTION OF PROPERTY

The address of our principal executive office is 404 East 1st ST., #1345, Long Beach, CA 90802. We also lease two additional spaces. We sublease approximately 16,000 sq/ft of office space in Goleta, California, which houses our customer service center and administration offices. This space accommodates our sales force as well. The lease is month to month and the base rent is $15,642/month plus expenses estimated at $0.22 per square foot and plus pro rata share of utilities payable monthly in advance on the first day of each calendar month of the term of this sublease. Additionally, we lease approximately 2,200 sq/ft which serves as our product warehouse and shipping center. The lease is month to month and the rent is $2,340/month.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the period ended December 31, 2003, a board member, Barrett Evans, provided a short term line of credit and provided debt financing to us on a 30 day revolving rate of 0% provided the amount was paid in full at the end of each 30 day period. Repayments during the period ended December 31, 2003, totaled $630,333. All advances from this finance company were short term borrowings which were repaid within a month of the actual advance, in most cases. In no instance did the advances remain outstanding for a prolonged period of time, over three months. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party because the Company was not aware of any other creditors willing to provide a loan for 0% interest.

During the period ended December 31, 2003, Shirley Oaks, Sharon Paugh, Jennifer Strohl, all of whom are family members of an officer of ours provided short-term, non-interest bearing debt financing to us, totaling $92,464. Repayments during the period ended December 31, 2003 totaled $8,773 and the rest was converted to common stock in the first quarter of 2004. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party because we were not aware of any other creditors willing to provide debt with 0% interest.

During the period ended December 31, 2003, we received certain office equipment as a contribution of capital from eFund Capital Partners which is a finance company controlled by one of our board members and Chief Financial Officer, Barrett Evans. Accordingly, the office equipment has been recorded at its fair market value of $145,000, and additional paid in capital has been increased by a corresponding amount.

As of December 31, 2003, we had an unsecured note due to Dutchess Private Equities Fund, which is controlled by two board members of ours, Douglas Leighton and Michael Novielli, of $150,000, bearing an interest rate of 6%. The note commenced on December 13, 2003, and was due on demand. In January 2004, we issued convertible debt, bearing an interest rate of 6%, in exchange for this unsecured note.

As of December 31, 2003, we had consulting fees payable our board member and Chief Financial Officer, Barrett Evans, totaling $25,943; an owner who is also an employee of ours, Aaron Gravitz, totaling $14,500; and an owner who is also our chief executive officer, Michael Hill, totaling, $65,000. Our chief executive officer, Michael Hill earned $39,000 and $117,000 during the three and nine months ended September 30, 2004, in accordance with the consulting agreement. Formal payment terms have yet to be established.

On January 5, 2004, we issued convertible debentures of $250,000 to Dutchess Private Equities Fund. The debentures convert on January 5, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in the stock price. The convertible debentures shall pay 6% cumulative interest, payable in cash or stock at our option, at the time of conversion.

On January 25, 2004, we issued convertible debentures of $50,000 to a beneficial owner, Dutchess Private Equities Fund. The debentures convert on January 25, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the Conversion Date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 6% cumulative interest, payable in cash or stock at our option, at the time of conversion.

On January 25, 2004, we contracted to issue 25,000 shares of our common stock to a beneficial owner, Dutchess Private Equities Fund as an incentive for an investment. These shares were valued at $38,625.

On January 26, 2004, we issued convertible debentures of $50,000 to a beneficial owner, eFund Capital Partners. The debentures convert on January 26, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 6% cumulative interest, payable in cash or stock at our option, at the time of conversion.

                                       26


On January 26, 2004, we contracted to issue 25,000 shares of our common stock to a beneficial owner, eFund Capital Partners as an incentive for an investment. These shares were valued at $43,041.

On February 4, 2004, we issued a debenture to a beneficial owner, Dutchess Private Equities Fund totaling $155,000. The debenture does not earn any interest. The term of the debenture was 14 calendar days. The debenture was paid in full and there is no balance outstanding.

On February 17, 2004, we issued a beneficial owner, Dutchess Advisors 1,400,000 shares of our common stock for conversion of 14 shares of Series C Convertible Preferred stock, which were originally valued at $0, since at that time we had no equity and a shareholder deficit of ($901,936). Pursuant to the terms of the Series C Convertible Preferred Stock each share of Series C Convertible
Preferred  Stock  converts  into  100,000  shares  of  common  stock.

On February 17, 2004, we issued 100,000 shares of our common stock to a beneficial owner, Dutchess Private Equities Fund for conversion of 1 share of Series C Convertible Preferred stock, which were originally valued at $0, since at that time we had no equity and a shareholder deficit of ($901,936). Pursuant to the terms of the Series C Convertible Preferred Stock each share of Series C Convertible Preferred Stock converts into 100,000 shares of common stock.

On February 17, 2004, we issued 2,000,000 shares of our common stock to a beneficial owner, eFund Capital Partners for conversion of 20 shares of Series C Convertible Preferred stock, which were originally valued at $0, since at that time we had no equity and a shareholder deficit of ($901,936). Pursuant to the terms of the Series C Convertible Preferred Stock each share of Series C Convertible Preferred Stock converts into 100,000 shares of common stock.

On February 17, 2004, we issued 2,555,000 shares of our common stock to our Chief Executive Officer, Michael Hill for conversion of 25.55 shares of Series C Convertible Preferred stock, which where originally valued at $0, since at that time we had no equity and a shareholder deficit of ($901,936). Pursuant to the terms of the Series C Convertible Preferred Stock each share of Series C Convertible Preferred Stock converts into 100,000 shares of common stock.

On February 19, 2004, we issued convertible debentures of $305,000 to a beneficial owner, eFund Capital Partners for $155,000 advanced in 2003, and $155,000 advanced in 2004. The debentures convert on February 19, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the Conversion Date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 6% cumulative interest, payable in cash or stock at our option, at the time of conversion

On February 19, 2004, we contracted to issue 152,500 shares of our common stock to a beneficial owner, eFund Capital Partners as an incentive for an investment. These shares were valued at $221,125.

On March 9, 2004, we were issued a revolving credit facility by beneficial owners, Dutchess Private Equities Fund and eFund totaling $50,000. The Revolver carries an interest rate or 1% per month, and a minimum payment is due each month of $500. We also had another $100,000 of notes payable outstanding to another shareholder of ours. These notes bear interest at 15% and matured on March 4, 2004.

On March 10, 2004, we issued 10,000 shares of our common stock to each beneficial owner Dutchess Private Equities Fund II and eFund Capital Partners amounting to $25,000 each as an incentive for a loan. The shares were valued at $34,500.

During the three months ended March 31, 2004, we issued 750,000 shares of our common stock for board compensation amounting to $1,548,000.


On April 1, 2004, we issued convertible debentures of $90,000 to a beneficial owner, Dutchess Private Equities Fund, II. The debentures convert on April 1, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest. We must make minimum payments of $1,000 per month to Dutchess Private Equities Fund
II. On April 1, 2004, we issued a warrant to Dutchess Private Equities Fund, II, to purchase 90,000 of our common shares at an exercise price at $4.25 per share.

On April 2, 2004, we issued convertible debentures of $90,000 to a beneficial owner, eFund Capital Partners. The debentures convert on April 2, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in the stock price. The convertible debentures shall pay 8% cumulative interest. We must make minimum payments of $1,000 per month to the eFund Capital Partners. On April 2, 2004, we issued a warrant to eFund Capital Partners, to purchase 90,000 of our common shares at an exercise price at $4.25 per share

                                        27


On May 5, 2004, we issued convertible debentures of $90,000 to a beneficial owner, Dutchess Private Equities Fund, II. The debentures convert on May 5, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price after the date in the preamble. The convertible debentures shall pay 8% cumulative interest. We must make minimum payments of $1,000 per month to Dutchess Private Equities Fund, II. On May 5, 2004, we issued a warrant to
Dutchess Private Equities Fund, II, to purchase 90,000 of our common shares at an exercise price at $4.25 per share.

On May 5, 2004, we issued convertible debentures of $90,000 to a beneficial owner, eFund Capital Partners. The debentures convert on May 5, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in the stock price. The convertible debentures shall pay 8% cumulative interest. We must make minimum payments of $1,000 per month to the eFund Capital Partners. On May 5, 2004, we issued a warrant to eFund Capital Partners, to purchase 90,000 of our common shares at an exercise price at $4.25 per share.

On July 9, 2004, we issued convertible debentures of $180,000 to a beneficial owner, Dutchess Private Equities Fund, II. The debentures convert on July 9, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at our option, at the time of conversion. The debenture was issued at a discount of $30,000. On July 9, 2004, we issued a warrant to Dutchess Private Equities Fund, II, to purchase 150,000 of our common shares at an exercise price at $3.50 per share.

On August 15, 2004, we issued convertible debentures of $144,000 to a beneficial owner, Dutchess Private Equities Fund, II. The debentures convert on August 15, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at our option, at the time of conversion. This debenture was issued at a discount of $24,000. On August 18, 2004, we issued a warrant to Dutchess Private Equities Fund, II, to purchase 120,000 of our common shares at an exercise price at $3.10 per share.

On August 15, 2004, we issued convertible debentures of $60,000 to a beneficial owner, eFund Small Cap Fund, LP. The debentures convert on August 15, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at our option, at the time of conversion. This debenture was issued at a discount of $10,000. On August 18, 2004, we issued a warrant to eFund Capital Partners, to purchase 50,000 of our common shares at an exercise price at $3.10 per share.

On September 25, 2004, we issued convertible debentures of $222,000 to a beneficial owner, Dutchess Private Equities Fund. The debentures convert on September 25, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at our option, at the time of conversion. This debenture was issued at a discount of $37,000.On September 25, 2004, we issued a warrant to Dutchess Private Equities Fund, to purchase 185,000 of our common shares at an exercise price at $3.75 per share.

On September 25, 2004, we issued convertible debentures of $60,000 to a beneficial owner, eFund Small Cap Fund, LP. The debentures convert on September 25, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of
(i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at our option, at the time of conversion. This debenture was issued at a discount of $10,000. On September 25, 2004, we issued a warrant to eFund Capital Partners, to purchase 50,000 of our common shares at an exercise price at $3.75 per share.



                                        28


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Bid and ask quotations for our common shares are routinely submitted by registered broker dealers who are members of the National Association of Securities Dealers on the NASD Over-the-Counter Electronic Bulletin Board. These quotations reflect inner-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The high and low bid information for our shares for each quarter for the last two years, so far as information is reported, through the quarter ended December 31, 2004, as reported by the Bloomberg Financial Network, are as follows:


Quarter  Ended  High  Bid       Low  Bid
31-Mar-02      $    0.86         $   0.22
30-Jun-02      $    0.51         $   0.15
30-Sep-02      $    0.20         $   0.02
31-Dec-02      $    0.03         $   0.00
31-Mar-03      $    2.00         $   0.05
30-Jun-03      $    0.35         $   0.15
30-Sep-03      $    5.35         $   0.80
31-Dec-03      $    3.50         $   3.10
31-Mar-04      $    4.75         $   3.50
30-Jun-04      $    5.05         $   3.20
30-Sep-04      $    4.05         $   2.80
31-Dec-04*     $    4.50         $   3.00
     *  THROUGH  December 28,  2004

                                  SHAREHOLDERS

As of September 30, 2004, there were approximately 158 holders of record of our common stock.

DIVIDEND  POLICY

We have never declared a cash dividend on our common stock and our Board of Directors does not anticipate that we will pay cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, restrictions contained in our agreements and other factors which our board of directors deems relevant.



                             EXECUTIVE COMPENSATION
                                      Annual Compensation                               Long Term Compensation
                                ---------------------------------------  ----------------------------------------------------------
                                                                                     Awards                           Payouts
                                                                         ------------------------------     -----------------------
                                                                                          Restricted
                                                               Other     Stock            Securities
                                                     Bonus    Annual     Awards           Underlying           LTIP     All Other
Name and Principal Position   Year (1)  Salary ($)    ($)    Comp ($)      ($)           Options/SARs       Payout ($)  Comp. ($)
----------------------------  --------  ----------   -----   --------   ----------      -------------      ----------  ----------
Michael Hill, Chief
Executive                       2003     $9,000        0        0           0                 0                 0
Officer and Director (1)

Dennis Engh, President(1)       2003      $72,000      0        0           0                 0                 0
                                2002      $72,000      0        0           0                 0                 0
                                2001      $72,000      0        0           0                 0                 0

(1) Mr. Dennis Engh served as our President until his resignation on January 15, 2004. Prior to January 15, 2004, we did not have a CEO and only had a President. Mr. Engh's successor, Michael Hill, was entitled to receive $156,000 salary per annum according to his Consulting Agreement dated August 18, 2003. However, through December 31, 2003, Mr. Hill only earned $9,000 and accrued $50,000. He has orally agreed to be paid $156,000 per year through the fiscal year ending December 31, 2004. Mr. Hill received compensation in the form of shares our common stock as a Director in 2004.

XECUTIVE  COMPENSATION

We do not currently have employment agreements with our executive officers. However, Michael Hill, our Chief Executive Officer, has orally agreed to be paid $156,000 per year through the fiscal year ending December 31, 2004.

DIRECTOR  COMPENSATION

On February 13, 2004, we issued 150,000 registered shares of our common stock to each director for services. We do not have a formal plan to compensate our directors.
During the three months ended March 31, 2004, the Company issued 750,000 shares of the Company's common stock for board compensation amounting to $1,548,000.

                                        29



                             ADDITIONAL INFORMATION

Our common stock is registered with the SEC. We file with the SEC periodic reports on Forms 10-KSB, 10-QSB and 8-K. We intend to send annual reports containing audited financial statements to our shareholders. Additionally, we filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of common stock in the offering, of which this prospectus is a part. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement.

Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.



The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

                                        30


                              FINANCIAL STATEMENTS
             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board  of  Directors
NeWave,  Inc.
Irvine,  California

We have audited the accompanying balance sheet of NeWave, Inc., as of December 31, 2003, and the statements of operations, stockholders' equity and cash flows for the five months ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NeWave, Inc. as of December 31, 2003, and the results of its operations and its cash flows for the five months ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

Rose,  Snyder  &  Jacobs
A  Corporation  of  Certified  Public  Accountants

ENCINO,  CALIFORNIA

August  17,  2004


                                       F-1


                                  NEWAVE, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2003
                                    ASSETS
                               CURRENT ASSETS
Cash. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $       -
Accounts receivable, net of allowance for doubtful accounts
of $125,000 at December 31, 2003. . . . . . . . . . . . . . . . . .    209,744
Employee advances . . . . . . . . . . . . . . . . . . . . . . . . .     19,820
Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     37,101
Other current assets. . . . . . . . . . . . . . . . . . . . . . . .     13,130
                                                                     ----------

TOTAL CURRENT ASSETS. . . . . . . . . . . . . . . . . . . . . . . .    279,795
                                                                     ----------

PROPERTY & EQUIPMENT, net of accumulated depreciation
   and amortization of $33,365. . . . . . . . . . . . . . . . . . .    205,941
                                                                     ----------

TOTAL ASSETS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 485,736
                                                                     ==========

                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Book overdraft. . . . . . . . . . . . . . . . . . . . . . . . . . .  $  24,914
Current portion of long-term debt . . . . . . . . . . . . . . . . .     80,000
Related party loans . . . . . . . . . . . . . . . . . . . . . . . .    581,502
Accounts payable and accrued expenses . . . . . . . . . . . . . . .    159,706
                                                                     ----------

TOTAL CURRENT LIABILITIES . . . . . . . . . . . . . . . . . . . . .    846,122
                                                                     ----------

LONG TERM LIABILITIES
Long-term debt, less current portion. . . . . . . . . . . . . . . .    100,000
                                                                     ----------

TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . .    946,122
                                                                     ----------

COMMITMENTS AND CONTINGENCIES, NOTE 6

SHAREHOLDERS' EQUITY (DEFICIT)
Common stock, 20,000,000 shares authorized shares at $.001 par
  value, 27,590 shares issued and outstanding at December 31, 2003.         28
Additional paid-in capital. . . . . . . . . . . . . . . . . . . . .    144,972
Accumulated deficit . . . . . . . . . . . . . . . . . . . . . . . .   (605,386)
                                                                     ----------

TOTAL SHAREHOLDERS' EQUITY (DEFICIT). . . . . . . . . . . . . . . .   (460,386)
                                                                     ----------

TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY (DEFICIT). . . . . . . . . . . . . . . . . . . . . . . . .  $ 485,736
                                                                     ==========

                                       F-2

                                  NEWAVE, INC
                STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
              FOR THE PERIOD AUGUST 2003 THROUGH DECEMBER 31, 2003
NET REVENUE . . . . . . . .  $1,151,517

OPERATING EXPENSES
Salaries. . . . . . . . . .     603,936
Advertising . . . . . . . .     425,473
Consulting fees . . . . . .     134,326
Other operating expenses. .     530,754
                             -----------
                              1,694,489
                             -----------

  LOSS FROM OPERATIONS. . .    (542,972)
                             -----------

OTHER INCOME (EXPENSES)
Interest expense. . . . . .     (62,414)
                             -----------

  LOSS BEFORE INCOME TAXES.    (605,386)
                             -----------

Provision for income taxes.           -
                             -----------

  NET LOSS. . . . . . . . .  $ (605,386)
                             ===========

Earnings per share, basic    $     ((25.77)

Earnings per share, diluted  $     ((25.77)


Weighted average number of common
  shares outstanding
for the five months ended
December 31, 2003                23,492


                                       F-3


                                  NEWAVE, INC.
                            STATEMENT OF CASH FLOWS
              FOR THE PERIOD AUGUST 2003 THROUGH DECEMBER 31, 2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss. . . . . . . . . . . . . . . . . . .  $ (605,386)
Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities:
   Depreciation and amortization. . . . . . .      33,365
Bad debt expense. . . . . . . . . . . . . . .     125,000
(Increase) in current assets:
Accounts receivable . . . . . . . . . . . . .    (334,744)
Employee advances . . . . . . . . . . . . . .     (19,820)
Inventory . . . . . . . . . . . . . . . . . .     (37,101)
Other current assets. . . . . . . . . . . . .     (13,130)
Increase in current liabilities:
  Accrued expenses and accounts payable . . .     159,706
                                               -----------

NET CASH USED IN OPERATING ACTIVITIES . . . .    (692,110)
                                               -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment. . . . . .     (94,306)
                                               -----------

NET CASH USED IN INVESTING ACTIVITIES . . . .     (94,306)
                                               -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Book overdraft. . . . . . . . . . . . . . . .      24,914
Proceeds from related party debt. . . . . . .   1,247,230
Payments on related party debt. . . . . . . .    (665,728)
Proceeds from long-term borrowings. . . . . .     188,000
Payments on long-term borrowings. . . . . . .      (8,000)
                                               -----------

NET CASH PROVIDED BY FINANCING ACTIVITIES . .     786,416
                                               -----------

NET INCREASE (DECREASE) IN CASH . . . . . . .           -

CASH AT BEGINNING OF PERIOD . . . . . . . . .           -
                                               -----------

CASH AT END OF PERIOD . . . . . . . . . . . .  $        -
                                               ===========

SUPPLEMENTAL DISCLOSURE OF CASHFLOWS
Interest paid . . . . . . . . . . . . . . . .      25,000
Income taxes paid . . . . . . . . . . . . . .           -
Noncash transactions:
   Contribution of property and equipment . .     145,000
                        See independent auditors' report.

                                       F-4


                                                        NEWAVE, INC.
                                              STATEMENT OF STOCKHOLDERS' EQUITY
                                 FROM INCEPTION, AUGUST 18, 2003 THROUGH DECEMBER 31, 2003

                                                                                      ADDITIONAL
                                                            COMMON STOCK              PAID IN       ACCUMULATED
                                                        ----------------------------
DATE                MEMO                                ISSUED       PAR              CAPITAL        DEFICIT     TOTAL
------------------  ----------------------------------  -----------  ---------------  -------------  ----------  ----------

BALANCE @ 08/18/03                                   -  $        -   $            -   $          -   $       -
                    ----------------------------------  -----------  ---------------  -------------  ----------

08/18/03 . . . . .  Stock issuance, founder shares       8,000,000            8,000         (8,000)          -           -
                    Contribution of office
08/18/03 . . . . .  Equipment from Efund                        -                 -        145,000           -     145,000
12/24/03 . . . . .  Dutchess Advisors, LLC               1,400,000            1,400         (1,400)          -           -
12/24/03 . . . . .  Dutchess Private Equities Fund, LP     100,000              100           (100)          -           -
12/31/03 . . . . . .Adjustment for Reverse Split        (9,472,410)          (9,472)        (9,472)          -           -
12/31/03 . . . . .  Net loss                                     -                -              -    (605,386)   (605,386)


                    BALANCE @ 12/31/03                      27,590   $           28   $    144,972   $(605,386)  $(460,386)
                                                        ===========  ===============  =============  ==========  ==========


                                       F-5

                                  NEWAVE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

1.  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

BUSINESS  AND  BASIS  OF  PRESENTATION
--------------------------------------

NeWave, Inc., dba Onlinesupplier.com (the "Company"), a privately held Nevada corporation, was organized on February 14, 2001. The Company commenced operations in August 2003. The Company offers a comprehensive line of products and services at wholesale prices through an online club membership. Additionally, the Company creates, manages and maintains effective website solutions for eCommerce. The Company is doing business under "Onlinesupplier.com".

On December 23, 2003, NeWave dba Onlinesupplier.com entered into a definitive reorganization agreement with NeWave Inc., formerly known as Utah Clay Technology, Inc, a publicly traded Utah Corporation. On January 15, 2004, all outstanding shares of the Company's common stock were acquired by NeWave, Inc. The purchase price consisted of $150,000 and the assumption of $165,000 in convertible debt for 576,968 shares of NeWave dba Onlinesupplier.com's common stock. Pursuant to the acquisition, NeWave dba Onlinesupplier.com became a wholly-owned subsidiary of NeWave, Inc. Although from a legal perspective, NeWave, Inc. acquired NeWave dba Onlinesupplier.com, the transaction is viewed as a recapitalization of NeWave dba Onlinesupplier.com accompanied by the an issuance of stock by NeWave dba Onlinesupplier.com for the net assets of NeWave, Inc. This is because NeWave, Inc. did not have operations immediately prior to the transaction, and following the reorganization, NeWave dba Onlinesupplier.com was the operating company.

GOING  CONCERN
--------------

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which contemplate the continuation of the Company as a going concern. The accompanying financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. The Company's losses might indicate that the Company will be unable to continue as a going concern. The ability of the Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, profitability of future operations and additional cash infusion.

Management acknowledges that conditions as of December 31, 2003 initially raised doubts about the Company's ability to continue as a going concern for a period not to exceed one year from December 31, 2003. However, management believes the Company has alleviated any doubts about the Company's ability to continue as a going concern. The Company has raised funding and produced cashflows from operations which will allow it to continue operations through December 31, 2004.

USE  OF  ESTIMATES
------------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements. Significant estimates made in preparing these financial statements include the allowance for doubtful accounts, valuation allowance and useful lives for depreciable and amortizable assets. Actual results could differ from those estimates.

ACCOUNTS  RECEIVABLE
--------------------

The Company maintains an allowance for doubtful accounts for estimated losses that may arise if any of its customers are unable to make required payments. Management specifically analyzes the age of customer balances, historical bad debt experience, customer credit-worthiness, and changes in customer payments terms when making estimates of the uncollectibility of the Company's trade accounts receivable balances. If the Company determines that the financial conditions of any of its customers deteriorated, whether due to customer specific or general economic issues, an increase in the allowance may be made. Accounts receivable are written off when all collection attempts have failed.

                                       F-6

INVENTORIES
-----------

Inventories consist of a variety of wholesale goods purchased for individual resale and are stated at the lower of cost, determined by the first-in, first-out ("FIFO") method, or market. The Company has reviewed its inventory for obsolescence on a quarterly basis since operations began and has not written-off any inventory for obsolescence.

PROPERTY  &  EQUIPMENT
----------------------

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets, e.g. computers (5 years), software (3 years), office equipment and furniture (3-7 years).

FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS
---------------------------------------

The Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, notes payable and accrued liabilities are carried at cost, which approximates their fair value, due to the relatively short maturity of these instruments.

REVENUE  RECOGNITION
--------------------
In 2003, the Company had four revenue streams: membership fees earned from web hosting and other web-based services provided to the Company's customers, cross selling of services provided by affiliated service providers, sales of customer lead information generated from potential customers who decide not to use the Company's services and lastly, product sales from the Company's online store. In 2004, the Company added additional revenue streams: advertising income and commissions earned from referrals to affiliated credit card processing service providers. The Company does not provide multiple deliverables to its customers as described in EITF 00-21. Instead, the Company generally uses one revenue stream to develop potential revenues from another source, not from the same source. As such, the Company does not anticipate that the adoption of EITF 00-21 has a material effect on the financial statements.

The Company's revenues earned from membership setup fees and monthly charges are recorded when the credit card transaction is processed and the Company has received the cash proceeds from the credit card processor. The Company does not recognize the revenues earned related to membership fees charged to credit cards until the revenue is collected. This is due to the uncertainty surrounding the credit card transactions and the varying percentage of credit card chargebacks. Current terms of the onlinesupplier.com membership agreement stipulate that the customer pays a nonrefundable $6.95 fee to set up an account. The customer then has a fourteen day period to review the Company's offerings. If the customer does not cancel the service within the fourteen day window, a charge of $29.95 is billed to the customer's credit card on a monthly basis.

The Company initiates the sale of products for its affiliates during the process of selling the Company's own products, normally when an individual calls the Company's sales or customer service department. The Company's internal system maintains records of each sale of an affiliate's product. The affiliate completes the sales process by fulfilling the particular product. Payments are forwarded to the Company, plus or minus two percent of actual billings, when the affiliate has completed the fulfillment of their product and has approved the cross selling revenue due to the Company. The Company notes that on a historical basis, its affiliates have generally approved all sales initiated by the Company. The Company recognizes cross selling revenues once it has reconcilied its internal records of cross selling sales with the affiliate's records. The Company has several contracts with affiliates. The terms of each contract are varied but in most cases, a minimum/flat amount of revenue is earned per sale based on a certain volume being reached.

The Company generates leads for Applied Merchant as potential customers of the Company contact the Company's customer service department. The Company can not reasonably determine the actual incremental cost incurred in the process of generating each telephone call from a potential customer. Therefore costs are expensed as incurred.

The Company recognizes income when the products are received by the customer. The Company applies the provisions of SEC Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition in Financial Statements" which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 104 outlines the basic criteria that must be met to recognize revenue and provides guidance for the disclosure of revenue recognition policies. The Company's revenue recognition policy for sale of products is in compliance with SAB No. 104. Revenue from the sale of products is recognized when a formal arrangement exists, the price is fixed or determinable, the delivery is completed and collectibility is reasonably assured. Generally, the Company extends credit to its customers and does not require collateral. The Company performs ongoing credit evaluations of its customers and historic credit losses have been within management's expectations. The Company accounts for sales returns related to product sales on an individual basis, as they occur. Sales returns related to product sales have not been significant in the past.


NET  LOSS  PER  SHARE
---------------------

Net loss per common share is computed using the weighted average number of common shares outstanding during the periods presented. Convertible debentures may have a dilutive effect on the Company's earnings per share in the future but are not included in the calculation for the period from August 19, 2003 through December 31, 2003 because they have an anti-dilutive effect in these periods.

                                       F-7


Weighted Average Shares from Inception, 8/18/2003 through 12/31/2003:
Outstanding shares 8/18/2003                      Pre Split        Reverse Split    After Split
 through 12/23/2003                  8,000,000        7,525,926         344.33        21,857
Outstanding shares 12/23/2003
 through 12/31/2003                  9,500,000          562,963         344.33         1,635
                                   ---------------                 ----------
Weighted average shares
            5 months ended 12/31/03                   8,088,889                       23,492
Net income                                             (605,386)                    (605,386)
EPS                                                       (0.07)                      (25.77)

ADVERTISING  COSTS
------------------

Advertising and promotional materials are expensed when incurred. Total advertising costs were $425,473 for the period from commencement of operations through December 31, 2003.

SHIPPING  AND  HANDLING  COSTS
------------------------------

Shipping and handling costs are expensed when incurred. The Company recognizes all revenues and change of title to be FOB destination point. All sales are recorded when the products are received by the customer. The Company bills its customers for shipping and handling costs. Amounts billed to customers for shipping and handling are recorded as revenues, and more specifically within the "product sales" revenue subcategory. Amounts incurred by the Company for shipping and handling costs related to the sale and delivery of goods to its customers are included in other operating expenses in the statement of operations. Total shipping and handling costs were $5,816 for the period from commencement of operations through December 31, 2003, and are recorded as other operating expenses.

INCOME  TAXES
-------------
The Company uses the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. The measurement of deferred tax assets and liabilities is based on provisions of applicable tax law. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance based on the portion of tax benefits that are more likely than not, not to be realized based on available evidence.

No provision was made for Federal income tax since the Company has a significant operating loss. Through December 31, 2003, the Company incurred a net operating loss of $605,386. The net operating loss carry forwards may be used to reduce taxable income through the year 2022. The availability of the Company's net operating loss carry forwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company's stock. A valuation allowance for 100% of the deferred tax asset, which is mainly is comprised of loss carryforwards, has been recorded due to the uncertainty of its realization.


NEWAVE  DEFERRED  TAX  ASSET  -  12/31/03

Significant components of the Company's deferred tax assets and liabilities for income taxes for the year ended December 31, 2003 is as follows:



Deferred tax assets
  Federal operating loss carryforward. . . . . . .   205,831
  California operating loss carryforward . . . . .    53,516
  Bad debt reserve . . . . . . . . . . . . . . . .    53,550
                                                    ---------
  Total deferred tax asset . . . . . . . . . . . .   312,897

Deferred tax liabilities
  Deferred California tax. . . . . . . . . . . . .    21,952
                                                    ---------

Net deferred tax asset, before valuation allowance   290,945

Valuation allowance. . . . . . . . . . . . . . . .  (290,945)
                                                    ---------

Net deferred tax asset, after valuation allowance.         -
                                                    =========




Reconciliation of expected income tax benefit computed using the Federal statutory tax rate to the Company's effective income tax expense for the five months ended
December 31, 2003 is as follows:

Income tax computed at Federal statutory tax rate. . .   205,831

Change in valuation allowance. . . . . . . . . . . . .  (205,831)
                                                        ---------

                                                               -
                                                        =========







2.  PROPERTY  AND  EQUIPMENT

Property  and  equipment  at  December  31,  2003  consists  of  the  following:

Computers  and  office  equipment                    $     171,306
Software                                                    68,000
                                                           -------
                                                           239,306
Less  accumulated  depreciation  and  amortization         (33,365)
                                                          --------
                                                     $     205,941


Certain office equipment was contributed by a shareholder during the period ended December 31, 2003. This equipment was recorded at the shareholder's historical cost basis, $145,000.


3.  ACCOUNTS  PAYABLE  AND  ACCRUED  EXPENSES

Accounts payable and accrued expenses at December 31, 2003 consists of the following:

Accounts  payable                                        $     82,475
Salaries  and  payroll  taxes  payable                         77,231
                                                               ------
                                                         $    159,706

4.  RELATED  PARTY  TRANSACTIONS

During the period ended December 31, 2003, a board member of the Company provided debt financing to the Company totaling $45,000. Repayments during the period ended December 31, 2003 totaled $19,057.

During the period ended December 31, 2003, a finance company controlled by a board member of the Company provided debt financing to the Company totaling $804,971. Repayments during the period ended December 31, 2003 totaled $630,333. All advances from this finance company were short term borrowings which were repaid within a month of the actual advance, in most cases. In no instance did the advances remain outstanding for a prolonged period of time, over three months.

During the period ended December 31, 2003, an owner who is also an officer of the Company provided debt financing to the Company totaling $59,095. Repayments during the period ended December 31, 2003 totaled $7,000.

During the period ended December 31, 2003, family members of an owner who is also an officer of the Company provided debt financing to the Company totaling $92,464. Repayments during the period ended December 31, 2003 totaled $8,773.

During the period ended December 31, 2003, an owner who is also an employee of the Company provided debt financing to the Company totaling $20,700. Repayments during the period ended December 31, 2003 totaled $565.

During the period ended December 31, 2003, the Company received certain office equipment as a contribution of capital from a finance company controlled by a board member of the Company. Accordingly, the office equipment has been recorded at the historical cost basis of the finance company of $145,000, and additional paid in capital has been increased by a corresponding amount.

As of December 31, 2003, the Company has an unsecured note due to a related party of $50,000, bearing an interest rate of 15%. The note commenced on August 28, 2003, and is due on demand. This note was subsequently repaid in June 2004.

As of December 31, 2003, the Company has an unsecured note due to a related party of $50,000, bearing an interest rate of 15%. The note commenced on September 3, 2003, and is due on demand. This note was subsequently repaid in June 2004.

As of December 31, 2003, the Company has an unsecured note due to a finance company which is controlled by a board member of the Company of $150,000, bearing an interest rate of 6%. The note commenced on December 13, 2003, and is due on demand. In January 2004, the Company issued convertible debt, bearing an interest rate of 6%, in exchange for this unsecured note.

As of December 31, 2003, the Company has a non-interest bearing note due to a family member of an owner who is also an officer of the Company of $50,000. The note commenced on August 28, 2003. This note was exchanged for 50,000 of the Company's common shares in January 2004.

As of December 31, 2003, the Company has a non-interest bearing note due to a to a family member of an owner who is also an officer of the Company of $10,000. The note commenced on August 28, 2003. This note was exchanged for 10,000 of the Company's common shares in January 2004.

As of December 31, 2003, the Company has an unsecured note due to a related party of $125,000 bearing an interest rate of 6%. The note commenced on January 10, 2003 and is due on demand. In January 2004, the Company issued convertible debt, bearing an interest rate of 6%, in exchange for this unsecured note.

As of December 31, 2003, the Company has an unsecured note due to an owner who is also an employee of the Company of $5,635, bearing an interest rate of 8%. The note commenced on August 18, 2003 and is due on demand.

As of December 31, 2003, the Company has consulting fees payable to a board member, an owner who is also an employee of the Company and an owner who is also an officer of the Company totaling $25,943, $14,500 and $50,000, respectively. Formal payment terms have yet to be established.

As of December 31, 2003, the Company has a non-interest bearing note due to an owner who is also an officer of the Company of $2,095. This note is due on demand.

As of December 31, 2003, the Company has a non-interest bearing note due to a to a family member of an owner who is also an officer of the Company of $23,691. This note was exchanged for 28,000 of the Company's common shares in January 2004.

As of December 31, 2003, the Company has a non-interest bearing note due to a company which is controlled by a board member of the Company of $24,638. Formal payment terms have yet to be established.

The Company's chief executive officer earned $65,000 during the 5 months ended December 31, 2003, in accordance with his consulting agreement with the Company. The chief executive officer is not on salary with the Company.

5.  LONG-TERM  DEBT

The Company has an unsecured non-interest bearing note due to a finance company of $180,000. This note is the amount due as of December 31, 2003 with regard to a legal settlement consummated in August 2004. A payment of $30,000 was made in August 2004. Payments of $12,500 are to be made beginning in September 2004 through August 2005.

The aggregate annual principal payments for long-term debt for the years following December 31, 2003, are as follows, and reflect the effect of the refinancings and pre-payments of long-term debt as discussed above:


2004          $     80,000
2005               100,000
Total         $    180,000


6.  COMMITMENTS  AND  CONTINGENCIES

                                  LEGAL MATTERS
                                  -------------

The Company is involved in certain legal actions and claims arising in the ordinary course of business. It is the opinion of management, that such litigation and claims will be resolved without a material effect on the Company's financial position or statement of operations.

7.  LEASES

The Company occupies its offices in Goleta, California without a formal lease on a month-to-month basis. Monthly rent was $12,364 during the period ended December 31, 2003. This agreement was subsequently terminated and the Company vacated the premises in July 2004.

The Company signed a formal lease for office space at another location in Goleta, California on April 9, 2004. The lease commenced on April 15, 2004 and has a term of five years and one half month. Monthly rent is scheduled at $15,642.

Minimum future rental payments under non-cancelable operating leases as of December 31, 2003 for each of the next five years and in the aggregate are as follows:

2004          $     109,494
2005                187,704
2006                187.704
2007                187,704
2008                187,704
Thereafter           62,568
                    -------
Total         $     922,878



8.  CONCENTRATION  OF  CREDIT  RISK

The Company sells a substantial portion of its product to one customer. During the period ended December 31, 2003, sales to that customer aggregated $138,820. At December 31, 2003, amounts due from that customer included in trade accounts receivable, were $93,714.

9.  SUBSEQUENT  EVENTS

The Company effectuated a 344.33 to 1 reverse stock split of its common stock on February 9, 2004. All shares have been stated to retroactively affect this reverse stock split.

10.  REVENUES

Categorized  revenues  are  as  follows:

Membership revenues. .  $415,942
----------------------  --------
Cross-selling revenues  $538,173
----------------------  --------
Lead revenues. . . . .  $143,723
----------------------  --------
Product sales. . . . .  $ 53,679
----------------------  --------
                      $1,151,517

                                  NEWAVE, INC.
                           CONSOLIDATED CONDENSED BALANCE SHEETS
                                     ASSETS
                                                                         Unaudited      Audited
                                                                         Sept 30,    December 31,
                                                                          2004           2003
                                                                         ----------  ------------
CURRENT ASSETS
Cash and cash equivalents . . . . . . . . . . . . . . . . . . . . . . .  $  188,930            -
Accounts receivable, net of allowance for doubtful accounts
of $185,000 and $125,000, respectively. . . . . . . . . . . . . . . . .     254,868       209,744
Loans receivable. . . . . . . . . . . . . . . . . . . . . . . . . . . .       5,402             -
Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      46,319        37,101
Prepaid Consulting Services . . . . . . . . . . . . . . . . . . . . . .     910,688             -
Other current assets. . . . . . . . . . . . . . . . . . . . . . . . . .     150,477        13,130
Receivable from related parties. . . . . . . . . . . . . . . . . . . .       30,000             -
Employee advances. . . . . . . . . . . . . . . . . . . . . . . . . . .            -        19,820
                                                                         -----------  -----------

TOTAL CURRENT ASSETS. . . . . . . . . . . . . . . . . . . . . . . . . .  $1,586,684      $279,795
                                                                         -----------  -----------

PROPERTY & EQUIPMENT, net of accumulated depreciation
  and amortization of $91,672 and $33,365, respectively . . . . . . . .     396,526       205,941
                                                                         ------------  ----------

DEPOSITS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16,392            -

TOTAL ASSETS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $1,999,602      $485,736
                                                                         ============  ==========

                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Line of credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    118,849      $ 24,914
Accounts payable and accrued expenses . . . . . . . . . . . . . . . . .     394,795       159,706
Loans payable - related parties . . . . . . . . . . . . . . . . . . . .      50,000       581,502
Current portion of notes payable . . . . . . . . . . . . . . . . . . . .    128,637        80,000
                                                                         ------------  ----------

TOTAL CURRENT LIABILITIES . . . . . . . . . . . . . . . . . . . . . . .     692,281       846,122
                                                                         ------------  ----------

LONG TERM LIABILITIES
Convertible debt, net of discount of $774,677. . . . . . . . . . . . .    1,059,323       100,000
                                                                         ------------  ----------

 TOTAL LONG TERM LIABILITIES. . . . . . . . . . . . . . . . . . . . . .   1,059,323       100,000
                                                                         ------------  ----------

TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . .   1,751,604       946,122
                                                                         ------------  ----------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY (DEFICIT)
Common stock, authorized 100,000,000 shares at $.001 par
  value, issued and outstanding 11,295,039 shares as of September 30, 2004.  11,297            28
Additional paid-in capital. . . . . . . . . . . . . . . . . . . . . . .   4,351,457       144,972
Accumulated deficit . . . . . . . . . . . . . . . . . . . . . . . . . .  (4,055,417)     (605,386)
Subscription Receivable. . . . . . . . . . . . . . . . . . . . . . . . .    (59,880)            -
Share to be Issued. . . . . . . . . . . . . . . . . . . . . . . . . . .         541             -
                                                                         ------------  ----------

TOTAL SHAREHOLDERS' EQUITY (DEFICIT). . . . . . . . . . . . . . . . . .     247,998      (460,386)
                                                                         ------------  ----------

TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY (DEFICIT). . . . . . . . . . . . . . . . . . . . . . . . . . .  $1,999,602       485,736
                                                                         ============  ==========
SEE NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                                  NEWAVE, INC.
                      CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                  Three Months            Nine Months         August 18, 2003
                               Ended September 30,   Ended September 30,     thru September 30,
                                      2004                     2004                 2003
                               -------------------   -------------------    ------------------

REVENUE . . . . . . . . . . . .  $   2,105,183          $  4,761,562           $  334,267

OPERATING EXPENSES
    Salaries . . . . . . . . . .       815,013             2,005,123              134,126

    Advertising . . . . . . . . .      706,435             1,807,616              140,806

    Directors' Fees . . . . . . .                          1,548,000

    Other operating expenses . .       879,168             1,855,011              175,891
                                 -----------------    ------------------     -----------------

 TOTAL OPERATING EXPENSES   . . .    2,400,616             7,215,750              458,100
                                 -----------------    ------------------     -----------------

Loss from operations. . . . . .       (295,433)           (2,454,188)             116,556
                                 -----------------    ------------------     -----------------

OTHER INCOME (EXPENSES)

Interest expense. . . . . . . .       (219,596)             (890,146)              (7,277)
                                 ------------------   ------------------     -----------------

TOTAL OTHER INCOME
  (EXPENSES). . . . . . . . . .       (219,596)             (890,146)               7,277
                                 ------------------   -------------------    -----------------

NET LOSS. . . . . . . . . . . .       (515,029)           (3,344,334)            (123,833)
                                 ------------------   -------------------    -----------------

BASIC AND DILUTED LOSS
  PER SHARE . . . . . . . . . .  $     (0.05)                   $(0.31)             $(5.33)
                                 ==================   ===================    =================

WEIGHTED AVERAGE
  NUMBER OF SHARES OUTSTANDING.      11,227,980              10,923,658              23,234
                                 ==================   ===================    =================

SEE NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                                   F-12

                                  NEWAVE, INC.
                      CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                                      Nine          From August
                                                  months ended      18, 2003 thru
                                                  September 30,     September 30,
                                                      2004              2003
                                                  ----------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss . . . . . . . . . . . . . . . . . . . .  $   (3,344,334)   $  (123,833)
Adjustment to reconcile net loss to net cash
  (used in) operating activities:
   Depreciation and amortization . . . . . . . .         771,569              -
   Bad debt expense . . . . . . . . . .  . . . .          90,000              -
Issuance of stock for directors fees. . . . . . .      1,548,000              -
Debt conversion feature expense . . . . . . . . .        458,500              -
Debt Inducement Expense. . . . . . . . . . . . .         337,291              -
(Increase) / decrease in current assets:
Accounts receivable. . . . . . . . . . . . . . .        (135,124)       (160,235)
Accounts receivable - other . . . . . . . . .. .          14,418          (9,800)
Prepaid Expenses . . . . . . . . . . . . . . . .        (440,000)              -
Inventory. . . . . . . . . . . . . . . . . . . .          (9,218)              -
Other current assets . . . . . . . . . . . . . .        (167,347)              -
Other assets. . . . . . . . . . . . . . . . . ..         (16,392)              -
Increase in current liabilities:
  Accrued expenses and accounts payable. . . . .         144,646          21,392
                                                  ----------------   ------------

NET CASH USED IN OPERATING ACTIVITIES. . . . . .        (747,991)       (272,476)
                                                  ----------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment . . . . . . .        (248,892)       (58,317)
                                                  ----------------    -----------

NET CASH USED IN INVESTING ACTIVITIES. . . . . .        (248,892)       (58,317)
                                                  ----------------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment for acquisition of Utah Clay, Inc. . . .        (150,000)             -
Proceeds from line of credit. . . . . . . .. . .       1,918,382          8,735
Payments on line of credit. . . . . . . .. . . ..     (1,824,447)             -
Proceeds from issuance of convertible debentures       1,660,300              -
Proceeds from issuance of stock. . . . . . . . .           1,000              -
Payment to reacquire stock. . . . . . . . . . .          (15,000)             -
Proceeds from bank borrowings. . . . . . . .. .                -          6,200
Payments on bank borrowings. . . . . . . . . . .          (1,998)             -
Payments on long term borrowings. . . . . . . .          (55,000)             -
Proceeds from related party debts. . . . . . . .          50,000              -
Payment on Related Party Debts. . . . . . . .. .        (317,424)       331,000
                                                  ----------------   -----------

NET CASH PROVIDED BY FINANCING ACTIVITIES. . . .       1,185,813        345,935
                                                  ----------------    -----------

NET INCREASE  IN CASH. . . . . . . . . . . . . .         188,930         15,142

CASH AT BEGINNING OF PERIOD. . . . . . . . . . .                0             0
                                                  ----------------    ----------

CASH AT END OF PERIOD. . . . . . . . . . . . . .  $      188,930         15,142
                                                  ================    ==========
SEE NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


                                      F-13

                           NEWAVE, INC. AND SUBSIDIARY
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                               September 30, 2004

1.  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

                       BUSINESS AND BASIS OF PRESENTATION
                       ----------------------------------

NeWave, Inc., formerly known as Utah Clay Technology, Inc. (together with its subsidiary, the "Company") historically engaged in the mining, processing and marketing of minerals. After experiencing losses, NeWave sold substantially all of its assets relating to its prior operations. On December 23, 2003, NeWave, Inc. entered into an Agreement and Plan of Reorganization with NeWave dba Onlinesupplier.com in which NeWave dba Onlinesupplier became a wholly owned subsidiary of NeWave, Inc. The Agreement and Plan of Reorganization was consummated on January 15, 2004.

The Company currently offers an online club membership for a comprehensive line of products and services at wholesale prices. The Company's main source of revenue comes from membership fees from their clients. Additionally, the Company creates, manages and maintains effective website solutions for eCommerce. The Company is doing business under the name "Onlinesupplier.com".

Although from a legal perspective, NeWave, Inc. acquired NeWave dba Onlinesupplier.com, the transaction is viewed as a recapitalization of NeWave dba Onlinesupplier.com accompanied by an issuance of stock by NeWave Onlinesupplier.com for the net assets of NeWave, Inc. This is because NeWave, Inc. did not have operations immediately prior to the transaction, and following the reorganization, NeWave Onlinesupplier.com was the operating company. NeWave, Inc. dba Onlinesupplier.com commenced operations in August 2003.

The accompanying unaudited condensed interim financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission for the presentation of interim financial information, but do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. The 2003 audited financial statements were filed on September 2, 2004 with the Securities and Exchange Commission and are hereby referenced. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the three-months period ended September 30, 2004 are not necessarily indicative of the results that may be expected for the year ended December 31, 2004.

GOING  CONCERN
--------------

The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. The Company's losses might indicate that the Company will be unable to continue as a going concern. The ability of the Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, profitability of future operations and additional cash infusion.

The Company has a well-established relationship with its majority shareholders, Dutchess Private Equities Fund, L.P., Dutchess Private Equities Fund II, L.P. and efund Small Cap Fund L.P. Subsequent to September 30, 2004 and through the issuance date of these financial statements, these three shareholders committed a total of approximately $450,000 in additional funding to the Company. Further funding from these shareholders is also potentially available to support continued expansion of business operations. Management believes the Company will generate sufficient cashflows from operations and financing activities in the twelve months subsequent to September 30, 2004 in order to support business operations on a stand-alone basis. Management has projected gross revenues for the year ended December 31, 2005 of $8 million.

PRINCIPLES  OF  CONSOLIDATION
-----------------------------

The accompanying financial statements include the accounts of NeWave, Inc., formerly Utah Clay Technology, Inc. (legal acquired, the "Parent"), and its 100% subsidiary NeWave dba Onlinesupplier.com. All significant intercompany accounts and transactions have been eliminated in the consolidation. The results for the nine months ended September 30, 2004 include the accounts of NeWave dba Onlinesupplier.com, and the results of operations of the Parent from January 15, 2004 through September 30, 2004. The 2003 results only include the operations of NeWave dba Onlinesupplier.com

USE  OF  ESTIMATES
------------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements. Significant estimates made in preparing these financial statements include the allowance for doubtful accounts, deferred tax asset valuation allowance and useful lives for depreciable and amortizable assets. Actual results could differ from those estimates.

CASH  EQUIVALENTS
-----------------

The Company considers all highly liquid investments purchased with an original maturity at date of purchase of three months or less to be cash equivalents. Cash and cash equivalents are carried at cost, which approximates market value.

                                      F-14

PREPAID  CONSULTING  SERVICES
-----------------------------

During the nine months ended September 30, 2004,the Company issued 50,000 shares of common stock valued at $175,000 for business consulting services to be rendered during the next 12 months. A retainer fee of $10,000 is also payable at September 30, 2004 in relation to these services; and an additional $10,000 was paid in September 2004. During the nine months ended September 30, 2004, the Company made deposits totaling $440,000 for a marketing contract to be consummated during the three months ended December 31, 2004. During the three months ended March 31, 2004, the Company issued 580,000 shares common shares valued at $969,350 and paid $25,000 cash for advertising and legal services to be rendered during the following 8 to 12 months. The Company expensed $298,363 and $718,663 during the three months and nine months ended September 30, 2004, respectively, leaving a prepaid balance outstanding of $910,668 at September 30, 2004.

ACCOUNTS  RECEIVABLE
--------------------

The Company maintains an allowance for doubtful accounts for estimated losses that may arise if any of its customers are unable to make required payments. Management specifically analyzes the age of customer balances, historical bad debt experience, customer credit-worthiness, and changes in customer payments terms when making estimates of the uncollectability of the Company's trade accounts receivable balances. If the Company determines that the financial conditions of any of its customers deteriorated, whether due to customer specific or general economic issues, increase in the allowance may be made. Accounts receivable are written off when all collection attempts have failed.

INVENTORIES
-----------

Inventories consist of a variety of wholesale goods purchased for individual resale and are stated at the lower of cost, determined by the first-in, first-out ("FIFO") method, or market. The Company has reviewed its inventory for obsolescence on a quarterly basis since operations began and has not written-off any inventory for obsolescence.

PROPERTY  &  EQUIPMENT
----------------------

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets, e.g. computers (5 years), software (3 years), office equipment and furniture (3-7 years), tenant improvements (life of the lease - approximately 60 months). Leasehold improvements are amortized over the remaining lease term at the date of installation.

FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS
---------------------------------------

The Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are carried at cost, which approximates their fair value, due to the relatively short maturity of these instruments. As of September 30, 2004 and December 31, 2003, the
Company's notes payable have stated borrowing rates that are consistent with those currently available to the Company and, accordingly, the Company believes the carrying value of these debt instruments approximates their fair value.

REVENUE  RECOGNITION
--------------------
In 2003, the Company had four revenue streams: membership fees earned from web hosting and other web-based services provided to the Company's customers, cross selling of services provided by affiliated service providers, sales of customer lead information generated from potential customers who decide not to use the Company's services and lastly, product sales from the Company's online store. In 2004, the Company added additional revenue streams: advertising income and commissions earned from referrals to affiliated credit card processing service providers. The Company does not provide multiple deliverables to its customers as described in EITF 00-21. Instead, the Company generally uses one revenue stream to develop potential revenues from another source, not from the same source. As such, the Company does not anticipate that the adoption of EITF 00-21 has a material effect on the financial statements.

The Company's revenues earned from membership setup fees and monthly charges are recorded when the credit card transaction is processed and the Company has received the cash proceeds from the credit card processor. The Company does not recognize the revenues earned related to membership fees charged to credit cards until the revenue is collected. This is due to the uncertainty surrounding the credit card transactions and the varying percentage of credit card chargebacks. Current terms of the onlinesupplier.com membership agreement stipulate that the customer pays a nonrefundable $6.95 fee to set up an account. The customer then has a fourteen day period to review the Company's offerings. If the customer does not cancel the service within the fourteen day window, a charge of $29.95 is billed to the customer's credit card on a monthly basis.

The Company initiates the sale of products for its affiliates during the process of selling the Company's own products, normally when an individual calls the Company's sales or customer service department. The Company's internal system maintains records of each sale of an affiliate's product. The affiliate completes the sales process by fulfilling the particular product. Payments are forwarded to the Company, plus or minus two percent of actual billings, when the affiliate has completed the fulfillment of their product and has approved the cross selling revenue due to the Company. The Company notes that on a historical basis, its affiliates have generally approved all sales initiated by the Company. The Company recognizes cross selling revenues once it has reconcilied its internal records of cross selling sales with the affiliate's records. The Company has several contracts with affiliates. The terms of each contract are varied but in most cases, a minimum/flat amount of revenue is earned per sale based on a certain volume being reached.


The Company generates leads for Applied Merchant as potential customers of the Company contact the Company's customer service department. The Company can not reasonably determine the actual incremental cost incurred in the process of generating each telephone call from a potential customer. Therefore costs are expensed as incurred.

The Company recognizes income when the products are received by the customer. The Company applies the provisions of SEC Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition in Financial Statements" which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 104 outlines the basic criteria that must be met to recognize revenue and provides guidance for the disclosure of revenue recognition policies. The Company's revenue recognition policy for sale of products is in compliance with SAB No. 104. Revenue from the sale of products is recognized when a formal arrangement exists, the price is fixed or determinable, the delivery is completed and collectibility is reasonably assured. Generally, the Company extends credit to its customers and does not require collateral. The Company performs ongoing credit evaluations of its customers and historic credit losses have been within management's expectations. The Company accounts for sales returns related to product sales on an individual basis, as they occur. Sales returns related to product sales have not been significant in the past.

NET  LOSS  PER  SHARE
---------------------

Net loss per common share is computed using the weighted average number of common shares outstanding during the periods presented. Convertible debentures may have a dilutive effect on the Company's earnings per share in the future but are not included in the calculation for the three months and nine months ended September 30, 2004 and for the period from August 18, 2003 through September 30, 2003 because they have an anti-dilutive effect in these periods.

                                      F-15


WEIGHTED  AVERAGE  SHARES  FOR  THE  THREE  MONTHS  ENDED  SEPTEMBER  30,  2004


                             Number of   Weighted-average
                             shares      number of shares

Beginning of quarter. . . .  11,144,566        11,144,566
Shares issed during quarter     150,473            83,414
                                               11,227,980
                                               ==========



WEIGHTED  AVERAGE  SHARES  FOR  THE  NINE  MONTHS  ENDED  SEPTEMBER  30,  2004


                            Number of   Weighted-average
                            shares      number of shares

Beginning of period. . . .      27,590            27,590
Shares issed during period  11,267,449        10,896,068
                                              10,923,658
                                              ==========






WEIGHTED  AVERAGE  SHARES  FROM  INCEPTION,  8/18/2003  THROUGH  9/30/2003
                                                       Pre Split        Reverse Split   After Split
Outstanding shares 8/18/2003
       through 9/30/2003                                8,000,000        344.33             23,234
Net loss                                                                                  (123,833)
EPS                                                                                          (5.33)

ADVERTISING  COSTS
------------------

Advertising and promotional activities are expensed when incurred. Total advertising costs were $706,435 and $1,807,616 for the three months and nine months ended September 30, 2004, respectively, and $140,806 for the period from August 18, 2003 through September 30, 2003.

SHIPPING  AND  HANDLING  COSTS
------------------------------

Shipping and handling costs are expensed when incurred. The Company recognizes all revenues and change of title to be FOB destination point. All sales are recorded when the products are received by the customer. The Company bills its customers on a separate basis for shipping and handling costs. Amounts billed to customers for shipping and handling are recorded as revenues, and more specifically within the "product sales" revenue subcategory. Amounts incurred by the Company for shipping and handling costs related to the sale and delivery of goods to its customers are included in other operating expenses in the statement of operations. Total shipping and handling costs were $3,903 and $11,698 for the three months and nine months ended September 30, 2004, respectively.

INCOME  TAXES
-------------

The Company uses the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. The measurement of deferred tax assets and liabilities is based on provisions of applicable tax law. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance based on the portion of tax benefits that are more likely than not, not to be realized based on available evidence.

No provision was recorded for Federal income tax since the Company has a significant operating loss. Through December 31, 2003, the Company incurred a net operating loss of $605,386. The net operating loss carry forwards may be used to reduce taxable income through the year 2022. The availability of the Company's net operating loss carry forwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company's stock. A valuation allowance for 100% of the deferred tax asset, which is mainly is comprised of loss carryforwards, has been recorded due to the uncertainty of its realization.

                                       F-16


NEWAVE  DEFERRED  TAX  ASSET  -  9/30/04  &  9/30/03

Significant components of the Company's deferred tax assets and liabilities for income taxes for the period ended September 30, 2004 and 2003, respectively, is as followes:



                                                    September 30,   September 30,
                                                             2004            2003
                                                    --------------  --------------
Deferred tax assets
  Federal operating loss carryforward. . . . . . .      1,378,842          42,103
  California operating loss carryforward . . . . .        358,499          10,947
  Bad debt reserve . . . . . . . . . . . . . . . .         79,254               -
                                                    --------------  --------------
  Total deferred tax asset . . . . . . . . . . . .      1,816,595          53,050

Deferred tax liabilities
  Deferred California tax. . . . . . . . . . . . .        127,450           3,722
                                                    --------------  --------------

Net deferred tax asset, before valuation allowance      1,689,145          49,328

Valuation allowance. . . . . . . . . . . . . . . .     (1,689,145)        (49,328)
                                                    --------------  --------------

Net deferred tax asset, after valuation allowance.              -               -
                                                    ==============  ==============




Reconciliation of expected income tax benefit computed using the Federal statutory tax rate to the Company's effective income tax expense for the nine months ended
September 30, 2004 is as follows:

Income tax computed at Federal statutory tax rate . . .   1,137,074

Change in valuation allowance . . . . . . . . . . . . .  (1,137,074)
                                                         -----------

                                                                  -
                                                         ===========

Reconciliation of expected income tax benefit computed using the Federal statutory tax rate to the Company's effective income tax expense for the three months ended
September 30, 2004 is as follows:

Income tax computed at Federal statutory tax rate . . .     175,110

Change in valuation allowance . . . . . . . . . . . . .    (175,110)
                                                         -----------

                                                                  -
                                                         ===========






Reconciliation of expected income tax benefit computed using the Federal statutory tax rate to the Company's effective income tax expense for the two months ended
September 30, 2003 is as follows:

Income tax computed at Federal statutory tax rate. . .   42,103

Change in valuation allowance. . . . . . . . . . . . .  (42,103)
                                                        --------

                                                              -
                                                        ========








2.  NOTES  PAYABLE  AND  RELATED  PARTIES

The Company issued a note payable to an unrelated party in 2003. This note was settled for $180,000 in August of 2004, payable $30,000 in August 2004, and $12,500 per month thereafter. As of September 30, 2004, the remaining balance of this note was $125,000, which is presented as current.

The Company entered into a consulting agreement with Barrett Evans, a member of the Board of Directors, on August 18, 2003. The term of the agreement was for twelve months at $10,000 per month. The Company paid $6,230 on the agreement during the three months ended September 30, 2004 and owes $96,136 at September 30, 2004.

The Company entered into a consulting agreement with Michael Hill, the Chief Executive Officer, on August 18, 2003. The term of the agreement was for twelve months at $13,000 per month. Michael Hill earned $39,000 and $117,000 during the three and nine months ended September 30, 2004, in accordance with the consulting agreement. Michael Hill is not on salary with the Company. The Company paid $51,000 on the agreement during the three months ended
September  30,  2004  and  owes  $38,591  at  September  30,  2004.

3.  CONVERTIBLE  DEBENTURES

During the quarter ended March 31, 2004, the Company issued a total of $533,000 worth of 6%, 5-Year Term, Convertible Debentures.

The Debentures pay six percent (6%) cumulative interest and are subject to automatic conversion at the end of five years from the date of issuance at which time all Debentures outstanding will be automatically converted based upon the formula set forth in the agreement. The Debentures convert at the lower of a)
75% of the lowest closing bid price of the common stock during the 15 trading days immediately preceding conversion or b) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in the stock price. In accordance with EITF 00-27 98-5, the beneficial conversion feature on the issuance of the convertible debenture for the quarter ended March 31, 2004 has been recorded is interest expense in the amount of $202,000. Some of the debentures provided for the holders to be granted shares as inducement to contract the debentures. Inducement expense totaling $337,291 was recorded as interest expense during the three months ended March 31, 2004.

During the quarter ended June 30, 2004, the Company issued a discounted total of $300,000 worth of 8%, 5-Year Term, Convertible Debentures. The total discount in the amount of $60,000 is amortized over the 5-year term of the debentures. Total amortization related to these particular convertible debentures was $23,426 and $2,500 for the three months ended September 30, 2004 and June 30, 2004, respectively.

                                      F-17

The Debentures pay eight percent (8%) cumulative interest and are subject to automatic conversion at the end of five (5) years from the date of issuance at which time all Debentures outstanding will be automatically converted based upon the formula set forth in the agreement. The Debentures convert at the lower of
a) 75% of the lowest closing bid price of the common stock during the 15 trading days immediately preceding conversion or b) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in the stock price. In accordance with EITF 00-27 98-5, the beneficial conversion feature on the issuance of the convertible debenture for the quarter ended June 30, 2004 has been recorded in the amount of $90,000.

During the quarter ended September 30, 2004, the Company issued a discounted total of $666,000 worth of 8%, 5-Year Term, Convertible Debentures. The total discount in the amount of $111,000 is amortized over the 5-year term of the debentures. The holders of the debentures are also granted warrants to purchase 550,000 shares of common stock. The value of the warrants were $411,157, which is amortized over the 5 year term of the debentures . Total amortization related to these particular convertible debentures and warrants was $10,974 for the three months ended September 30, 2004. The warrants associated with the convertible debenture are not detachable.

The Debentures shall pay eight percent (8%) cumulative interest and are subject to automatic conversion at the end of five (5) years from the date of issuance at which time all Debentures outstanding will be automatically converted based upon the formula set forth in the agreement. The Debentures convert at the lower of a) 75% of the lowest closing bid price of the common stock during the 15 trading days immediately preceding conversion or b) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in the stock price. In accordance with EITF 00-27 98-5, the beneficial conversion feature on the issuance of the convertible debenture for the quarter ended September 30, 2004 has been recorded in the amount of $166,500, equal to 25% of the face value of each note.

4.  COMMITMENTS  AND  CONTINGENCIES

Management believes that there are no claims or litigation pending, the outcome of which could have a material adverse effect on the financial condition or operating results.

5.  RECAPITALIZATION

On  January  15,  2004,  the  Company  consummated  an  Agreement  and  Plan  of
Reorganization with NeWave dba Onlinesupplier.com, a Nevada Corporation, pursuant to which the Onlinesupplier.com became a wholly owned subsidiary of NeWave, Inc.

All the shares of NeWave dba Onlinesupplier.com were acquired by the Parent in exchange for 100% of the common shares of the Parent. In addition, the Company issued 94 shares of Class C Convertible Preferred Stock to the shareholders of NeWave, Inc. (Parent), and 1 share of Class C Preferred Stock to Dutchess Private Equities Fund L.P. as an incentive for an investment of a convertible debenture in the amount of $250,000 cash and the release of all outstanding debt of UCT with the exception of $165,000 debt related to certain convertible debentures of UCT issued in November and December 2001. 14 shares of 95 total Series C Preferred shares were issued to Dutchess Advisors, LLC. Thus, Dutchess Private Equity Fund, L.P. and Dutchess Advisors, LLC together own 15 shares of the Class C Preferred Stock of the Registrant. The 95 Class C Preferred Stock shares were converted into 9,500,000 shares of the Company's common stock after giving effect to reverse stock split.

The acquisition of NeWave dba Onlinesupplier.com was accounted for as a recapitalization of NeWave dba Onlinesupplier.com followed by an issuance of stock by NeWave dba Onlinesupplier.com for the assets of the Parent.

6.  EQUITY

COMMON  STOCK
-------------

During the quarter ended March 31, 2004, the following common stock transactions were made:

The Company issued 80,000 shares of the Company's common stock and agreed to issue an additional 500,000 shares for services totaling $969,350.

The Company issued 750,000 shares of the Company's common stock for board compensation amounting to $1,548,000.

The Company issued 77,290 shares of the Company's common stock for the conversion of $165,000 previously-issued debenture.

The Company issued 20,000 shares of the Company's common stock and agreed to issue an additional 203,000 shares as an incentive for an investment in debentures. The value of these shares is estimated at $337,291.

The Company effectuated the 344.33 to 1 reverse stock split on February 9, 2004. All shares have been stated to retroactively affect this reverse stock split.

During the quarter ended June 30, 2004, the following common stock transactions were made:

                                      F-18

The Company physically issued 250,000 shares of the Company's common stock which were to be issued in the three months ended March 31, 2004 for services amounting to $430,000.

The Company also issued 50,000 shares of common stock for $100,000 of services during the three months ended June 30, 2004.

During the quarter ended September 30, 2004, the following common stock transactions were made:

The Company physically issued 100,473 shares of the Company's common stock which were to be issued in the three months ended March 31, 2004 in relation to the merger agreement consummated on January 15, 2004

The Company also issued 50,000 shares of common stock for $75,000 of services during the three months ended September 30, 2004.

The Company issued warrants to purchase 550,000 and 850,000 shares of common stock during the three months and nine months ended September 30, 2004, respectively.

7.  Equity  Line  of  Credit

The Company entered into an Investment Agreement with Preston Capital Partners, LLC, also referred to as an Equity Line of Credit. This agreement provides that, following notice to Preston, the Company may put to Preston up to $4.5 million in shares of its common stock for a purchase price equal to 98% of the lowest closing bid price on the Over-the-Counter Bulletin Board of our common stock during the five day period following that notice. The number of shares that we will be permitted to put pursuant to the Investment Agreement will be equal to an amount up to $1,000,000.

The Company believes its Investment Agreement with Preston will be sufficient to fund operations and capital requirements as presently planned over the next twelve months.

8.  Revenues

Categorized  revenues  are  as  follows:


NEWAVE  REVENUE  BREAKOUT

                               3 months ended   9 months ended      8/18/03 thru
                                   9/30/2004        9/30/2004        9/30/2003
                              --------------  --------------------  ---------

Membership revenues. . . . .         857,349             2,136,077    158,131
Cross-selling revenues . . .         696,660             1,642,736    122,244
Lead revenues. . . . . . . .         442,751               854,388     45,525
Product sales. . . . . . . .          48,243                59,828      8,367
Advertising income . . . . .          19,400                19,400          -
Merchant commission revenues          40,780                49,134          -
                              --------------  --------------------  ---------
                                   2,105,183             4,761,563    334,267
                              ==============  ====================  =========


                                      F-19

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

ARTICLE VI of our Articles of Incorporation authorizes indemnification of its directors and officers, and advancement of expenses, to the extent set forth respectively in Sections 902 and 904 of the Utah Revised Business Corporation Act.

ARTICLE VI of our Bylaws states that to the extent and in the manner permitted by the laws of the State of Utah, and specifically as is permitted under the Utah Revised Business Corporation Act, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement.

                      EXPENSES OF ISSUANCE AND DISTRIBUTION
The following table sets forth our expenses in connection with this registration statement. All of these expenses are estimates, other than the fees and expenses of legal counsel and filing fees payable to the Securities and Exchange Commission.

Filing Fee--Securities and Exchange Commission                    $1,800
Legal Expenses                                                    $6,000
Accounting Expenses                                               $7,000
Blue Sky Fees and Expenses                                        $1,000
Printing Expenses                                                 $3,000
Miscellaneous expenses                                            $7,100
                                                               ---------
              Total:                                             $25,000



                     RECENT SALES OF UNREGISTERED SECURITIES

During the quarter ended March 31, 2004, the following common stock transactions were made:

On January 25, 2004, we issued convertible debentures of $50,000 to Dutchess Private Equities Fund. The debentures convert on January 25, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 6% cumulative interest, payable in cash or stock at our option, at the time of conversion.

On January 25, 2004, we contracted to issue 25,000 shares of our common stock to Dutchess Private Equities Fund as an incentive for an investment. These shares were valued at $38,625.

On January 26, 2004, we issued convertible debentures of $50,000 to eFund Capital Partners. The debentures convert on January 26, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 6% cumulative interest, payable in cash or stock at our option, at the time of conversion.

On January 26, 2004, we contracted to issue 25,000 shares of our common stock to eFund Capital Partners as an incentive for an investment. These shares were valued at $43,041.

On February 4, 2004, we issued a debenture to a related party totaling $155,000. The term of the debenture was 14 calendar days. The debenture was paid in full and there is no balance outstanding.

On February 19, 2004, we issued convertible debentures of $305,000 to eFund Capital Partners for $155,000 advanced in 2003, and $155,000 advanced in 2004. The debentures convert on February 19, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 6% cumulative interest, payable in cash or stock at our option, at the time of conversion.

On February 19, 2004, we contracted to issue 152,500 shares of our common stock to eFund Capital Partners as an incentive for an investment. These shares were valued at $221,125.

On March 3, 2004, we issued convertible debentures of $28,000 to Preston Capital Partners. The debentures convert on March 3, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 6% cumulative interest, payable in cash or stock at our option, at the time of conversion.

On March 9, 2004, we were issued a revolving credit facility by Dutchess Private Equities Fund and eFund totaling $50,000. The Revolver carries an interest rate or 1% per month, and a minimum payment is due each month of $500. We also had another $100,000 of notes payable outstanding to another shareholder of ours. These notes bear interest at 15% and matured on March 4, 2004.

On March 10, 2004, we issued 10,000 shares of our common stock to each Dutchess Private Equities Fund II and eFund Capital Partners amounting to $25,000 each as an incentive for a loan. The shares were valued at $34,500.

We issued 80,000 shares of the our common stock and agreed to issue an additional 500,000 shares for services totaling $969,350.

We issued 77,290 shares of our common stock for the conversion of $165,000 previously-issued debenture from December 2001.

We effectuated a 344.33 to 1 reverse stock split on February 9, 2004. All shares have been stated to retroactively affect this reverse stock split.

We issued 250,000 shares of our common stock which were to be issued in the three months ended March 31, 2004 for services amounting to $430,000.

During the quarter ended June 30, 2004, the following common stock transactions were made:

On April 1, 2004, we issued convertible debentures of $90,000 to Dutchess Private Equities Fund, II. The debentures convert on April 1, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest. We must make minimum payments of $1,000 per month to Dutchess Private Equities Fund II. On April 1, 2004, we issued a warrant to Dutchess Private Equities Fund, II, to purchase 90,000 of our common shares at an exercise price at $4.25 per share.

On April 2, 2004, we issued convertible debentures of $90,000 to eFund Capital Partners. The debentures convert on April 2, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in the stock price. The convertible debentures shall pay 8% cumulative interest. We must make minimum payments of $1,000 per month to eFund Capital Partners. On April 2, 2004, we issued a warrant to eFund Capital Partners, to purchase 90,000 of our common shares at an exercise price at $4.25 per share.

On May 5, 2004, we issued convertible debentures of $90,000 to Dutchess Private Equities Fund, II. The debentures convert on May 5, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price after the date in the preamble. The convertible debentures shall pay 8% cumulative interest. We must make minimum payments of $1,000 per month to Dutchess Private Equities Fund, II. On May 5, 2004, we issued a warrant to Dutchess Private Equities Fund, II, to purchase 90,000 of our common shares at an exercise price at $4.25 per share.

On May 5, 2004, we issued convertible debentures of $90,000 to eFund Capital Partners. The debentures convert on May 5, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in the stock price. The convertible debentures shall pay 8% cumulative interest. We must make minimum payments of $1,000 per month to eFund Capital Partners. On May 5, 2004, we issued a warrant to eFund Capital Partners, to purchase 90,000 of our common shares at an exercise price at $4.25 per share.

We issued 50,000 shares of our common stock for $100,000 of services during the three months ended June 30, 2004.

On July 9, 2004, we issued convertible debentures of $180,000 to Dutchess Private Equities Fund, II, L.P. The debentures convert on July 9, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at our option, at the time of conversion. The debenture was issued at a discount of $30,000. On July 9, 2004, we issued a warrant to Dutchess Private Equities Fund, II, to purchase 150,000 of our common shares at an exercise price at $3.50 per share.

On August 15, 2004, we issued convertible debentures of $144,000 to Dutchess Private Equities Fund, II. The debentures convert on August 15, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at our option, at the time of conversion. This debenture was issued at a discount of $24,000. On August 18, 2004, we issued a warrant to Dutchess Private Equities Fund, II, to purchase 120,000 of our common shares at an exercise price at $3.10 per share.

On August 15, 2004, we issued convertible debentures of $60,000 to eFund Small Cap Fund, LP. The debentures convert on August 15, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at our option, at the time of conversion. This debenture was issued at a discount of $10,000. On August 18, 2004, we issued a warrant to eFund Capital Partners, LLC to purchase 50,000 of our common shares at an exercise price at $3.10 per share.

On September 25, 2004, we issued convertible debentures of $222,000 to Dutchess Private Equities Fund, LP. The debentures convert on September 25, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at our option, at the time of conversion. This debenture was issued at a discount of $37,000. On September 25, 2004, we issued a warrant to Dutchess Private Equities Fund, to purchase 185,000 of our common shares at an exercise price at $3.75 per share.

On September 25, 2004, we issued convertible debentures of $60,000 to eFund Small Cap Fund. The debentures convert on September 24, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at our option, at the time of conversion. This debenture was issued at a discount of $10,000. On September 25, 2004, we issued a warrant to eFund Capital Partners, to purchase 50,000 of our common shares at an exercise price at $3.75 per share.

During the quarter ended September 30, 2004, the following common stock transactions were made:

We issued 100,473 shares of our common stock which were to be issued in the three months ended March 31, 2004 in relation to the merger agreement consummated on January 15, 2004.

We issued 50,000 shares of common stock for $175,000 of business consulting services to be rendered during the next 12 months.

The securities issued in the foregoing transactions were made in reliance upon an exemption from registration under Rule 701 promulgated under Section 3(b) of the Securities Act. Alternatively, these issuances of securities were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sale was made to a sophisticated or accredited investor, as defined in Rule 502;

- we gave the purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised the purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that the purchaser of the securities is not an underwriter within the meaning of
Section  2(11)  of  the  Securities  Act of 1933 in compliance with Rule 502(d).

                                  UNDERTAKINGS

The  Registrant  hereby  undertakes  that  it  will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)  Include  any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.


EXHIBITS

EXHIBIT  NUMBER     DESCRIPTION
---------------     -----------

2.1 Agreement and Plan of Reorganization between Utah Clay Technology, Inc. and NeWave, Inc., D.B.A. Online Supplier NeWave Shareholders and Dutchess Advisors, Ltd., dated December 24, 2003 (filed as Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed on February 12, 2004 and incorporated herein by reference).

3.1  Articles  of  Incorporation  (filed  as  Exhibit  3.(i) to the Registrant's
     Registration Statement on Form SB-2/A filed on April 11, 2000 and incorporated herein by reference).

3.2 Amended Articles of Incorporation (filed as Exhibit 3.(i) to the Registrant's Quarterly Report on Form 10QSB filed on November 14, 2001 and incorporated herein by reference).

3.3 Articles of Amendment to Articles of Incorporation, dated January 30, 2004 (filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10QSB filed on May 24, 2004 and incorporated herein by reference).

3.4 Bylaws (filed as Exhibit 3.(ii) to the Registrant's Registration Statement on FormSB-2/A filed on April 11, 2000 and incorporated herein by reference).

4.1 Debenture Agreement between the Registrant and Dutchess Private Equities Fund, dated January 5, 2004 (filed as Exhibit 4.1 to the Registrant's Quarterly Report on Form 10QSB filed on May 24, 2004 and incorporated herein by reference).

4.2 Debenture Agreement between the Registrant and Dutchess Private Equities Fund, dated January 25, 2004 (filed as Exhibit 4.2 to the Registrant's Quarterly Report on Form 10QSB filed on May 24, 2004 and incorporated herein by reference).

4.3 Debenture Agreement between the Registrant and eFund Capital Partners, LLC, dated January 26, 2004 (filed as Exhibit 4.3 to the Registrant's Quarterly Report on Form 10QSB filed on May 24, 2004 and incorporated herein by reference).

4.4 Debenture Agreement between the Registrant and eFund Capital Partners, LLC, dated February 19, 2004 (filed as Exhibit 4.4 to the Registrant's Quarterly Report on Form 10QSB filed on May 24, 2004 and incorporated herein by reference).

4.5 Debenture Agreement between the Registrant and Preston Capital Partners, LLC dated March 3, 2004 (filed as Exhibit 4.5 to the Registrant's Quarterly Report on Form 10QSB filed on May 24, 2004 and incorporated herein by reference).

4.6 Debenture Agreement between the Registrant and Dutchess Private Equities Fund II, dated April 1, 2004 (filed as Exhibit 4.6 to the Registrant's Quarterly Report on Form 10-QSB filed on August 23, 2004 and incorporated herein by reference).

4.7 Debenture Agreement between the Registrant and eFund Capital Partners, dated April 2, 2004 (filed as Exhibit 4.7 to the Registrant's Quarterly Report on Form 10-QSB filed on August 23, 2004 and incorporated herein by reference).

4.8 Debenture Agreement between the Registrant and Dutchess Private Equities Fund II, dated May 5, 2004 (filed as Exhibit 4.8 to the Registrant's Quarterly Report on Form 10-QSB filed on August 23, 2004 and incorporated herein by reference).

4.9 Debenture Agreement between the Registrant and eFund Capital Partners, dated May 5, 2004 (filed as Exhibit 4.9 to the Registrant's Quarterly Report on Form 10-QSB filed on August 23, 2004 and incorporated herein by reference).

4.10 Warrant Agreement between the Registrant and Dutchess Private Equities Fund II, LP, dated April 1, 2004 (filed as Exhibit 4.10 to the Registrant's Registration Statement on Form SB-2 filed on October 8, 2004 and incorporated herein by reference).

4.11 Warrant Agreement between the Registrant and eFund Capital Partners dated April 2, 2004 (filed as Exhibit 4.11 to the Registrant's Registration Statement on Form SB-2 filed on October 8, 2004 and incorporated herein by reference).

4.12 Warrant Agreement between the Registrant and Dutchess Private Equities Fund II, LP, dated May 5, 2004 (filed as Exhibit 4.12 to the Registrant's Registration Statement on Form SB-2 filed on October 8, 2004 and incorporated herein by reference).

4.13 Warrant Agreement between the Registrant and eFund Capital Partners dated May 5, 2004 (filed as Exhibit 4.13 to the Registrant's Registration Statement on Form SB-2 filed on October 8, 2004 and incorporated herein by reference).

4.14 Warrant Agreement between the Registrant and Dutchess Private Equities Fund II, LP, dated July 9, 2004 (filed as Exhibit 4.14 to the Registrant's Registration Statement on Form SB-2 filed on October 8, 2004 and incorporated herein by reference).

4.15 Debenture Agreement between the Registrant and Dutchess Private Equities Fund II, LP, dated July 9, 2004 (filed as Exhibit 4.15 to the Registrant's Registration Statement on Form SB-2 filed on October 8, 2004 and incorporated herein by reference).

4.16 Debenture  Agreement  between  the Registrant and Dutchess Private Equities
     Fund II, LP, dated August 15, 2004 (filed as Exhibit 4.16 to the Registrant's Registration Statement on Form SB-2 filed on October 8, 2004 and incorporated herein by reference).

4.17 Debenture Agreement between the Registrant and eFund Small Cap Fund, LP dated August 15, 2004 (filed as Exhibit 4.17 to the Registrant's Registration Statement on Form SB-2 filed on October 8, 2004 and incorporated herein by reference).

4.18 Warrant Agreement between the Registrant and Dutchess Private Equities Fund II, LP dated August 18, 2004 (filed as Exhibit 4.18 to the Registrant's Registration Statement on Form SB-2 filed on October 8, 2004 and incorporated herein by reference).

4.19 Warrant Agreement between the Registrant and eFund Small Cap Fund, LP dated August 18, 2004 (filed as Exhibit 4.19 to the Registrant's Registration Statement on Form SB-2 filed on October 8, 2004 and incorporated herein by reference).

4.20 Debenture Agreement between the Registrant and Dutchess Private Equities Fund, LP dated September 25, 2004 (filed as Exhibit 4.20 to the Registrant's Registration Statement on Form SB-2 filed on October 8, 2004 and incorporated herein by reference).

4.21 Debenture Agreement between the Registrant and eFund Small Cap Fund, LP dated September 25, 2004 (filed as Exhibit 4.21 to the Registrant's
     Registration Statement on Form SB-2 filed on October 8, 2004 and incorporated herein by reference).

4.22 Warrant  Agreement  between  the  Registrant  and Dutchess Private Equities
     Fund, LP dated September 25, 2004 (filed as Exhibit 4.22 to the Registrant's Registration Statement on Form SB-2 filed on October 8, 2004 and incorporated herein by reference).

4.23 Warrant Agreement between the Registrant and eFund Small Cap Fund, LP dated September 25, 2004 (filed as Exhibit 4.23 to the Registrant's Registration Statement on Form SB-2 filed on October 8, 2004 and incorporated herein by reference).

4.24 Debenture Agreement between the Registrant and Dutchess Private Equities Fund, dated February 4, 2004 (filed as Exhibit 4.24 to the Registrant's Registration Statement on Form SB-2 filed on December 9, 2004 and incorporated herein by reference).

5.1 Opinion  of  Counsel  Amy  M.  Trombly,  Esq.

10.1 Sublease between the Registrant and Pinnacle Sales Group, LLC, dated August 18, 2003 (filed as Exhibit 10.1 to the Registrant's 10KSB filed on April
     14,  2004  and  incorporated  herein  by  reference).

10.2 Sublease Agreement between and the Registrant and Mammoth Moving Inc., dated July 14, 2003 (filed as Exhibit 10.2 to the Registrant's 10KSB filed on April 14, 2004 and incorporated herein by reference).

10.3 Investment  Agreement  between the Registrant and Preston Capital Partners,
     LLC dated September 13, 2004 (filed as Exhibit 10.3 to the Registrant's Registration Statement on Form SB-2 filed on October 8, 2004 and incorporated herein by reference).

10.4 Registration Rights Agreement between the Registrant and Preston Capital Partners, LLC, dated September 13, 2004 (filed as Exhibit 10.4 to the Registrant's Registration Statement on Form SB-2 filed on October 8, 2004 and incorporated herein by reference).

10.5 Placement Agent Agreement between the Registrant, Preston Capital Partners, and Legacy Trading Co., LLC, Inc. dated September 13, 2004 (filed as
     Exhibit 10.5 to the Registrant's Registration Statement on Form SB-2 filed on October 8, 2004 and incorporated herein by reference).

10.6 Registration Rights Agreement between the Registrant and Dutchess Private Equities Fund, LP, dated January 14, 2004 (filed as Exhibit 10.1 to the Registrant's 10QSB filed on May 24, 2004 and incorporated herein by reference).

10.7 Registration Rights Agreement between the Registrant and Dutchess Private Equities Fund, LP, dated January 26, 2004 (filed as Exhibit 10.2 to the Registrant's 10QSB filed on May 24, 2004 and incorporated herein by reference).

10.8 Registration Rights Agreement between the Registrant and eFund Capital Partners, LLC, dated January 26, 2004 (filed as Exhibit 10.3 to the Registrant's 10QSB filed on May 24, 2004 and incorporated herein by reference).

10.9 Registration Rights Agreement between the Registrant and eFund Capital Partners, LLC dated February 19, 2004 (filed as Exhibit 10.4 to the Registrant's 10QSB filed on May 24, 2004 and incorporated herein by reference).

10.10 Registration Rights Agreement between the Registrant and Preston Capital Partners, LLC Partners, LLC dated March 3, 2004 (filed as Exhibit 10.5 to the Registrant's 10QSB filed on May 24, 2004 and incorporated herein by reference).

10.11 Consulting Agreement between the Registrant and Luminary Ventures, Inc., dated March 2, 2004 (filed as Exhibit 99.1 to the Registrant's S-8 filed on March 11, 2004 and incorporated herein by reference).

10.12 Consulting Agreement between the Registrant and Jeffrey Conrad, dated January 30, 2004 (filed as Exhibit 99.2 to the Registrant's S-8 filed on February 13, 2004 and incorporated herein by reference).

10.13 Consulting Agreement between the Registrant and Catherine Basinger, dated January 30, 2004 (filed as Exhibit 99.3 to the Registrant's S-8 filed on February 13, 2004 and incorporated herein by reference).

10.14 Consulting Agreement between the Registrant and Barrett Evans, dated August 18, 2003 (filed as Exhibit 10.11 to the Registrant's Quarterly Report on Form 10-QSB filed on August 23, 2004 and incorporated herein by reference).

10.15  Consulting  Agreement  with Michael Hill, dated August 18, 2003 (filed as
     Exhibit 10.12 to the Registrant's Quarterly Report on Form 10-QSB filed on August 23, 2004 and incorporated herein by reference).

10.16  Lead  Marketing  Agreement  between  the  Registrant and Vandalay Venture
     Group,  Inc.  d/b/a  Applied  Merchant,  dated June, 2004 (filed as Exhibit
     10.13 to the Registrant's Quarterly Report on Form 10-QSB filed on August 23, 2004 and incorporated herein by reference).

10.17 Standard Multi-Tenant Office Lease between the Registrant and La Patera Investors dated April 9, 2004 (filed as Exhibit 10.17 to the Registrant's Registration Statement on Form SB-2 filed on October 8, 2004 and incorporated herein by reference).

10.18 ASP Software Subscription Agreement between the Registrant and Net Chemistry, dated August 11, 2004 (filed as Exhibit 10.18 to the Registrant's Registration Statement on Form SB-2 filed on October 8, 2004 and incorporated herein by reference).

10.19 Consulting Agreement between the Registrant and Pacific Shore Investments, LLC, dated August 15, 2004 (filed as Exhibit 10.19 to the Registrant's Registration Statement on Form SB-2 filed on October 8, 2004 and incorporated herein by reference).

10.20 Membership Agreement between the Registrant and Memberworks, dated September 30, 2003 (filed as Exhibit 10.20 to the Registrant's Registration Statement on Form SB-2 filed on October 8, 2004 and incorporated herein by reference).

10.21 Amendment to Membership Agreement between the Registrant and Memberworks, Dated August 17, 2004 (filed as Exhibit 10.21 to the Registrant's Registration Statement on Form SB-2 filed on October 8, 2004 and incorporated herein by reference).

10.22 Revolving Credit Facility between the Registrant and Dutchess Private Equities Fund and eFund, dated March 9, 2004 (filed as Exhibit 10.23 to the Registrant's Quarterly Report on Form 10-QSB filed on November 22, 2004 and incorporated herein by reference).

10.23 Line of Credit Agreement between the Registrant and Barrett Evans, dated August 18, 2003 (filed as Exhibit 10.23 to the Registrant's Registration Statement on Form SB-2 filed on December 9, 2004 and incorporated herein by reference).

10.24 Debt Financing Agreement between the Registrant and Shirley Oaks dated January 26, 2004 (filed as Exhibit 10.24 to the Registrant's Registration Statement on Form SB-2 filed on December 9, 2004 and incorporated herein by reference).

10.25 Consulting Agreement between the Registrant and Aaron Gravitz, dated August 18, 2003 (filed as Exhibit 10.25 to the Registrant's Registration Statement on Form SB-2 filed on December 9, 2004 and incorporated herein by reference).

10.26 Debt Financing Agreement between the Registrant and Sharon Paugh dated January 26, 2004 (filed as Exhibit 10.26 to the Registrant's Registration Statement on Form SB-2 filed on December 9, 2004 and incorporated herein by reference).

10.27 Debt Financing Agreement between the Registrant Jennifer Strohl, dated March 22, 2004 (filed as Exhibit 10.27 to the Registrant's Registration Statement on Form SB-2 filed on December 9, 2004 and incorporated herein by reference).

21.1 List of Subsidiaries (filed as Exhibit 21.1 to the Registrant's Registration Statement on Form SB-2 filed on October 8, 2004 and incorporated herein by reference).

23.1  Consent  of  Independent  Auditors  (filed  herewith).

23.2  Consent  Of  Counsel  (Contained  In  Exhibit  5.1)


SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Long Beach, in the State of California, on February 2, 2005

                              NEWAVE, INCORPORATED



 By: /s/  Michael  Hill
-------------------------------------
    Michael  Hill
    Chief  Executive  Officer  and  Director





In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



Signature                                              Date

/s/  Michael  Hill                                    February 2,  2005
------------------------------------------------
Michael  Hill,  Chief  Executive  Officer
and  Director


/s/  Barrett  Evans                                    February 2,  2005
------------------------------------------------
Barrett  Evans


Director, Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer


/s/  Michael  Novielli                                February 2,  2005
-------------------------------------------------
Michael  Novielli,  Director


/s/  Douglas  Leighton                                 February 2,  2005
-------------------------------------------------
Douglas  Leighton,  Director


/s/  Theodore  J.  Smith,  Jr.                         February 2,  2005
-------------------------------------------------
Theodore  J.  Smith,  Jr.,  Director